


                             [BANK OF AMERICA LOGO]

                                CREDIT AGREEMENT

                          Dated as of October 24, 2001

                                      among

                          RELIANCE STEEL & ALUMINUM CO.

                              RSAC MANAGEMENT CORP.

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and
                         Letter of Credit Issuing Lender

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent

                           CREDIT SUISSE FIRST BOSTON,
                          THE CHASE MANHATTAN BANK, AND
                         U.S. BANK NATIONAL ASSOCIATION
                               as Managing Agents
                                       and

                               THE OTHER FINANCIAL
                            INSTITUTIONS PARTY HERETO

                                   Arranged by
                         BANC OF AMERICA SECURITIES LLC

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                               TABLE OF CONTENTS
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
Section 1             DEFINITIONS AND ACCOUNTING TERMS......................................1

      1.1             Defined Terms.........................................................1

      1.2             Use of Defined Terms.................................................25

      1.3             Accounting Terms.....................................................25

      1.4             Rounding.............................................................25

      1.5             Exhibits and Schedules...............................................25

      1.6             References to "RSA and its Subsidiaries" or "Borrowers and
                      their respective Subsidiaries".......................................25

      1.7             Miscellaneous Terms..................................................25


Section 2             COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES......................26

      2.1             Committed Loans......................................................26

      2.2             Borrowings, Conversions and Continuations of Committed Loans.........26

      2.3             Swing Line...........................................................27

      2.4             Letters of Credit....................................................29

      2.5             Prepayments..........................................................33

      2.6             Voluntary Reduction or Termination of Commitments....................33

      2.7             Principal and Interest...............................................33

      2.8             Fees.................................................................34

      2.9             Computation of Interest and Fees.....................................34

      2.10            Manner and Treatment of Payments among Lenders, Borrowers and
                      Administrative Agent.................................................35

      2.11            Funding Sources......................................................36

      2.12            Extension of Maturity Date...........................................36

      2.13            Automatic Deduction..................................................36

      2.14            Increase in Commitments..............................................37


Section 3             TAXES, YIELD PROTECTION AND ILLEGALITY...............................37

      3.1             Taxes................................................................37

      3.2             Increased Costs......................................................38

      3.3             Capital Adequacy.....................................................38
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      3.4             Illegality...........................................................38

      3.5             Inability to Determine Rates.........................................39

      3.6             Breakfunding Costs...................................................39

      3.7             Matters Applicable to all Requests for Compensation..................39


Section 4             CONDITIONS...........................................................40

      4.1             Initial Loans, Etc...................................................40

      4.2             Any Extension of Credit..............................................41


Section 5             REPRESENTATIONS AND WARRANTIES.......................................42

      5.1             Existence and Qualification; Power; Compliance With Laws.............42

      5.2             Authority; Compliance With Other Agreements and Instruments and
                      Government Regulations...............................................42

      5.3             No Governmental Approvals Required...................................43

      5.4             Binding Obligations..................................................43

      5.5             Litigation...........................................................43

      5.6             No Default...........................................................43

      5.7             ERISA Compliance.....................................................43

      5.8             Use of Proceeds; Margin Regulations..................................44

      5.9             Title to Property....................................................44

      5.10            Intangible Assets....................................................44

      5.11            Tax Liability........................................................44

      5.12            Financial Statements.................................................45

      5.13            [Intentionally Deleted]..............................................45

      5.14            Environmental Compliance.............................................45

      5.15            Public Utility Holding Company Act; Investment Company Act...........45

      5.16            Subsidiaries.........................................................45

      5.17            Insurance............................................................46

      5.18            Disclosure...........................................................46


Section 6             AFFIRMATIVE COVENANTS................................................46

      6.1             Financial Statements.................................................46
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      6.2             Certificates, Notices and Other Information..........................47

      6.3             Guaranties of Material Domestic Subsidiaries.........................49

      6.4             Preservation of Existence............................................49

      6.5             Maintenance of Properties............................................49

      6.6             Maintenance of Insurance.............................................49

      6.7             Payment of Taxes and Other Potential Liens...........................49

      6.8             Compliance With Laws.................................................50

      6.9             Environmental Laws...................................................50

      6.10            Inspection Rights....................................................50

      6.11            Keeping of Records and Books of Account..............................50

      6.12            Compliance with ERISA................................................50

      6.13            Compliance With Agreements...........................................50

      6.14            Use of Proceeds......................................................50

      6.15            RSAC Management......................................................51


Section 7             NEGATIVE COVENANTS...................................................51

      7.1             Liens, Negative Pledges..............................................51

      7.2             Investments..........................................................51

      7.3             Indebtedness.........................................................52

      7.4             Prepayment of Indebtedness...........................................53

      7.5             Dispositions.........................................................53

      7.6             Sales and Leasebacks.................................................53

      7.7             Mergers..............................................................53

      7.8             Hostile Acquisitions.................................................54

      7.9             Permitted Acquisitions...............................................54

      7.10            ERISA................................................................54

      7.11            Net Worth............................................................54

      7.12            Interest Coverage Ratio..............................................54

      7.13            Leverage Ratio.......................................................54

      7.14            Change in Nature of Business.........................................54

      7.15            Transactions with Affiliates.........................................54
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      7.16            Distributions........................................................55

      7.17            Subsidiaries.........................................................55


Section 8             EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT.................55

      8.1             Events of Default....................................................55

      8.2             Remedies Upon Event of Default.......................................57


Section 9             ADMINISTRATIVE AGENT.................................................58

      9.1             Appointment and Authorization; "Administrative Agent"................58

      9.2             Delegation of Duties.................................................58

      9.3             Liability of Administrative Agent....................................58

      9.4             Reliance by Administrative Agent.....................................59

      9.5             Notice of Default....................................................59

      9.6             Credit Decision......................................................60

      9.7             Indemnification of Administrative Agent..............................60

      9.8             Administrative Agent in Individual Capacity..........................61

      9.9             Successor Administrative Agent.......................................61

      9.10            Other Agents.........................................................61


Section 10            MISCELLANEOUS........................................................62

      10.1            No Waiver; Cumulative Remedies.......................................62

      10.2            Amendments; Consents.................................................62

      10.3            Attorney Costs, Expenses and Taxes...................................63

      10.4            Nature of Lenders' Obligations.......................................63

      10.5            Survival of Representations and Warranties...........................64

      10.6            Notices..............................................................64

      10.7            Binding Effect; Assignment...........................................65

      10.8            Set-off..............................................................68

      10.9            Sharing of Payments..................................................69

      10.10           Indemnification by Borrowers.........................................69

      10.11           Nonliability of Lenders..............................................70
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
      10.12           No Third Parties Benefited...........................................71

      10.13           Confidentiality......................................................71

      10.14           Payments Set Aside...................................................72

      10.15           Interest Rate Limitation.............................................72

      10.16           Counterparts.........................................................72

      10.17           Integration..........................................................72

      10.18           Severability.........................................................73

      10.19           Tax Forms............................................................73

      10.20           Further Assurances...................................................74

      10.21           Failure to Charge Not Subsequent Waiver..............................74

      10.22           Governing Law........................................................74

      10.23           Waiver of Right to Trial by Jury.....................................75

      10.24           Time of the Essence..................................................75

      10.25           Purported Oral Amendments............................................75

      10.26           Headings.............................................................75

      10.27           Suretyship Waivers...................................................75
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
EXHIBITS
--------
          Form of

    A     Request for Extension of Credit

    B     Compliance Certificate

    C     Committed Loan Note

    D     Assignment and Assumption

    E     Master Subsidiary Guaranty

    F     Opinion of Counsel

SCHEDULES

    2.1   Commitments and Pro Rata Shares

    5.5   Certain Litigation

    5.9   Existing Liens and Negative Pledges

    5.16  Subsidiaries

    7.2   Investments

    7.3   Existing Indebtedness

   10.6   Lending Offices and Addresses for Notice

                                CREDIT AGREEMENT

               This CREDIT AGREEMENT dated as of October 24, 2001, is entered into by and among Reliance Steel & Aluminum Co., a California corporation ("RSA"), RSAC Management Corp., a California corporation ("RSAC MANAGEMENT" and together with RSA, jointly and severally, "BORROWERS" and individually, a "BORROWER"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement (collectively, "LENDERS" and individually, a "LENDER"), and Bank of America, N.A., as Administrative Agent.

               In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    Section 1

                        DEFINITIONS AND ACCOUNTING TERMS

               1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

               "ACQUIRED BUSINESS" means the entity or assets acquired by Borrowers or a Subsidiary of Borrowers in an Acquisition, whether before or after the date hereof.

               "ACQUIRED BUSINESS EBITDA" means for any period ending on or before the date of any Acquisition of an Acquired Business the sum of items (a) through (f) of the definition of EBITDA with respect to such Acquired Business.

               "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that Borrower or one of its Subsidiaries is the surviving entity.

               "ADMINISTRATIVE AGENT" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

               "ADMINISTRATIVE AGENT'S OFFICE" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.6, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrowers and Lenders.

               "ADMINISTRATIVE AGENT-RELATED PERSONS" means Administrative Agent (including any successor agent), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

               "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

               "AGGREGATE COMMITMENTS" has the meaning set forth in the definition of "Commitment".

               "AGREEMENT" means this Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

               "APPLICABLE MARGIN" means, for any Pricing Period, the per annum amounts set forth below (in basis points per annum) opposite the applicable Pricing Level; provided, however, that until Administrative Agent's receipt of the second quarterly Compliance Certificate after the Closing Date required under Section 6.2(a), such amounts shall be those indicated for Pricing Level 3:

                                                                                               LETTERS OF CREDIT
  PRICING                                                                                    ----------------------
   LEVEL                     LEVERAGE RATIO                               COMMITMENT FEE       EURODOLLAR RATE +       BASE RATE +
-----------  --------------------------------------------------------  --------------------  ----------------------  --------------
     1               (LESS THAN OR EQUAL TO) 1.75:1                            17.5                  75.0
     2       (LESS THAN OR EQUAL TO) 2.25:1 but (GREATER THAN) 1.75:1          20.0                 100.0                0.00%
     3       (LESS THAN OR EQUAL TO) 2.75:1 but (GREATER THAN) 2.25:1          22.5                 125.0                0.00%
     4                   (GREATER THAN) 2.75:1                                 25.0                 150.0                0.00%


                      "PRICING LEVEL" means, for each period, the pricing level
               set forth above opposite the Leverage Ratio achieved by RSA and its Subsidiaries as of the first day of that Pricing Period.

                      "PRICING LEVEL CHANGE DATE" means, with respect to any
               change in the Pricing Level which results in a change in the Applicable Margin, the earlier of (a) 5 Business Days after the date upon which Borrowers deliver a Compliance Certificate to Administrative Agent reflecting such changed Pricing Level and
               (b) 5 Business Days after the date upon which Borrowers are required by Section 6.2(a), to deliver such Compliance Certificate; provided, however, that if the Compliance Certificate is not delivered by the date required by the Section 6.2(a), then, subject to the other provisions of this Agreement, commencing on the date such Compliance Certificate was required until such Compliance Certificate is delivered, the Applicable Margin shall be based on the next higher level than the one previously in effect, and from and after the date such Compliance Certificate is thereafter received, the Applicable Margin shall be as determined from such Compliance Certificate.

                      "PRICING PERIOD" means (a) the period commencing on the
               Closing Date and ending on the first Pricing Level Change Date to occur thereafter and (b) each subsequent period commencing on each Pricing Level Change Date and ending the day prior to the next Pricing Level Change Date.

               "APPLICABLE TAXES" means any and all present or future taxes (including documentary taxes), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto imposed by a Governmental Authority relating to any Loan Document, including any liabilities imposed on amounts paid by Borrowers to indemnify or reimburse any Person for such amounts, excluding Lender Taxes.

               "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

               "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

               "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

               "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit D.

               "AVAILABILITY PERIOD" means the period commencing on the Closing Date and ending on the day before the Maturity Date.

               "BANK OF AMERICA" means Bank of America, N.A.

               "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

               "BASE RATE LOAN" means a Loan which bears interest based on the Base Rate.

               "BORROWER" and "BORROWERS" each has the meaning set forth in the introductory paragraph hereto.

               "BORROWERS ACCOUNT" shall have the meaning specified in Section 2.13.

               "BORROWING" and "BORROW" each mean a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

               "BORROWER PARTY" means any Person, other than Administrative Agent and Lenders, which now or hereafter is a party to any of the Loan Documents.

               "BORROWING DATE" means the date that a Loan is made by Lenders, which shall be a Business Day.

               "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means any such day on which dealings are carried on in the Eurodollar Rate Designated Market.

               "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

               "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash or cash equivalents in accordance with GAAP, consistently applied.

               "CASH COLLATERALIZE" means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the Issuing Lender and Lenders, as collateral for the Letter of Credit Usage, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent and the Issuing Lender (which documents are hereby consented to by Lenders). Derivatives of such term shall have corresponding meaning. Borrowers hereby grant Administrative Agent, for the benefit of the Issuing Lender and Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

               "CHANGE OF CONTROL" means, with respect to any Person, an event or series of events by which:

                      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                      (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

               "CLOSING DATE" means the time and Business Day on which the conditions set forth in Section 4.1 are satisfied or waived. Administrative Agent shall notify Borrowers and Lenders of the date that is the Closing Date.

               "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

               "COMMITMENT" means, for each Lender, the amount set forth as such opposite such Lender's name on Schedule 2.1, as such amount may be reduced or adjusted from time to time pursuant to the terms of this Agreement (collectively, the "AGGREGATE COMMITMENTS"). The respective Pro Rata Shares of Lenders as of the date hereof are set forth in Schedule 2.1.

               "COMMITTED BORROWING" means a borrowing consisting of simultaneous Committed Loans of the same type and having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

               "COMMITTED LOAN" means a Loan of any type made to Borrowers by any Lender in accordance with its Pro Rata Share pursuant to Section 2.1.

               "COMMITTED LOAN NOTE" means the promissory note made by Borrowers to a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or replaced (collectively, the "Committed Loan Notes").

               "COMMON STOCK" means the common stock of RSA or its successor by merger.

               "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer of each Borrower.

               "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the total consolidated assets of RSA and its Subsidiaries less the total consolidated liabilities of RSA and its Subsidiaries determined in accordance with GAAP.

               "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination, for RSA and its Subsidiaries on a consolidated basis, Shareholders' Equity of RSA and its Subsidiaries on that date minus the Intangible Assets of RSA and its Subsidiaries on that date.

               "CONTINUATION" and "CONTINUE" each mean, with respect to any Committed Loan other than a Base Rate Loan, the continuation of such Loan as the same type of Loan in the same principal amount, but with a new Interest Period and an interest rate determined as of the first day of such new Interest Period. Continuations must occur on the last day of the Interest Period for such Loan.

               "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

               "CONVERSION" and "CONVERT" each mean, with respect to any Committed Loan, the conversion of one type of Loan into another type of Loan. With respect to Loans other than Base Rate Loans, Conversions must occur on the last day of the Interest Period for such Loan.

                "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

               "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 8.1, or both, would be an Event of Default.

               "DEFAULT RATE" means an interest rate equal to the Base Rate plus the Applicable Margin, if any, applicable to the Base Rate plus 2%, to the fullest extent permitted by applicable Laws.

               "DESIGNATED DEPOSIT ACCOUNT" means a deposit account to be maintained by RSA with Bank of America, as from time to time designated by Borrowers by written notification to Administrative Agent.

               "DISPOSITION" means the voluntary sale, transfer, or other disposition of any asset of Borrowers or any of their respective Subsidiaries, including without limitation any sale, assignment, pledge, hypothecation, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

               "DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

               "DOLLARS" or "$" means United States dollars.

               "ELIGIBLE ASSIGNEE" has the meaning specified in Section 10.7(g).

               "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters applicable to any of the Real Property.

               "EBIT" means, with respect to any Person and with respect to any fiscal period, the sum of (a) Net Income of that Person for that period, plus
(b) any non-operating non-recurring loss reflected in such Net Income, minus (c) any non-operating non-recurring gain reflected in such Net Income, plus (d) Interest Expense of that Person for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of that Person for that period (whether or not payable during that period), in each case as determined in accordance with GAAP, and adjusted by subtracting equity in earnings in 50% or less owned companies and joint ventures and by adding Cash dividends received from 50% or less owned companies and joint ventures.

                "EBITDA" means, with respect to any Person and with respect to any fiscal period, the sum of (a) Net Income of that Person for that period, plus (b) any non-operating non-recurring loss reflected in such Net Income, minus (c) any non-operating non-recurring gain reflected in such Net Income, plus (d) Interest Expense of that Person for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of that Person for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses of that Person for that period, plus (g) Acquired Business EBITDA, in each case as determined in accordance with GAAP, and adjusted by subtracting equity in earnings in 50% or less owned companies and joint ventures and by adding Cash dividends received from 50% or less owned companies and joint ventures; provided that Acquired Business EBITDA with respect to any Acquired Business shall only be included in EBITDA if such Acquired Business EBITDA is shown on the financial statements of such Acquired Business either (i) audited by an independent accounting firm, (ii) reviewed by an independent accounting firm as long as such reviewed and unaudited Acquired Business EBITDA does not exceed 10% of the total audited EBITDA of RSA and its Subsidiaries, or, (iii) subject to consent of the Requisite Lenders, unaudited or reviewed by an independent accounting firm.

               "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

               "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

               "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

        "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

         Eurodollar Rate =         Eurodollar Base Rate
                           ------------------------------------
                           1.00 - Eurodollar Reserve Percentage

               Where,

                      "EURODOLLAR BASE RATE" means, for such Interest Period:

                          (a) the rate per annum equal to the rate determined by
               Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                          (b) if the rate referenced in the preceding subsection
               (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest

               Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                          (c) if the rates referenced in the preceding
               subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                          "EURODOLLAR RESERVE PERCENTAGE" means, for any day
               during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               "EURODOLLAR BASE RATE" has the meaning set forth in the definition of Eurodollar Rate.

               "EURODOLLAR RATE LOAN" means a Revolving Loan bearing interest based on the Eurodollar Rate.

               "EVENT OF DEFAULT" shall have the meaning provided in Section
8.1.

               "EXISTING CREDIT FACILITY" means the credit facilities extended to RSA under that certain Credit Agreement, dated as of October 22, 1997, by and among RSA, Bank of America, N.A. as Administrative Agent and the Banks identified therein, as amended.

               "EXTENSION OF CREDIT" means (a) the Borrowing of any Loans, (b) the Conversion or Continuation of any Loans or (c) the issuance, renewal, increase continuation, amendment or other credit action with respect to any Letter of Credit, including Lenders acquiring a participation in such Letters of Credit (collectively, the "EXTENSIONS OF CREDIT").

               "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Lender on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business

Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

               "FISCAL QUARTER" means the fiscal quarter of RSA consisting of a three-month fiscal period ending on each March 31, June 30, September 30 and December 31.

               "FISCAL YEAR" means the fiscal year of RSA consisting of a twelve-month period ending on each December 31.

               "FRB" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

               "FUNDED DEBT" means, as of the date of determination, without duplication, the sum of (a) all principal Indebtedness of RSA and its Subsidiaries for borrowed money (including debt securities issued by RSA or any of its Subsidiaries) on that date, plus (b) Guaranty Obligations in connection with Synthetic Leases, plus (c) the aggregate amount of all Capital Lease Obligations of RSA and its Subsidiaries on that date, plus (d) all Letter of Credit Usage and the face amount of, and reimbursement obligations with respect to, any other letters of credit issued for the account of RSA or its Subsidiaries.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "GRANTING LENDER" has the meaning specified in Section 10.7(i).

               "GUARANTY OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

               "HOSTILE ACQUISITION" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (which approval shall be obtained prior to such acquisition) by resolutions of the board of directors of such Person or by similar action if such Person is not a corporation.

               "INCREASE EFFECTIVE DATE" shall have the meaning specified in
Section 2.14.

               "INDEBTEDNESS" means, as to any Person (without duplication):

                      (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                      (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments;

                      (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Lease Obligations;

                      (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                      (e) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contracts; and

                      (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                      (g) indebtedness of such Person arising under facilities for the discount of accounts receivable of such Person in an amount equal to the present value of the unpaid amount of all accounts receivable sold, determined by using a discount rate equal to the discount rate used in determining the purchase price of such accounts receivable under such facilities;

                      (h) indebtedness relating to Synthetic Leases; and

                      (i) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Requisite Lenders). The amount of any capital lease or Synthetic Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

               "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 10.11.

               "INDEMNITEES" has the meaning set forth in Section 10.11.

               "INTANGIBLE ASSETS" means assets that are considered intangible assets under GAAP, including customer lists, goodwill, computer software (except for purchased or licensed software), copyrights, trade names, trademarks and patents.

               "INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter (including the last day of a Fiscal Quarter which is also the last day of a Fiscal Year), the ratio of (a) EBIT of RSA and its Subsidiaries on a consolidated basis for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, excluding any portion of EBIT allocable to any Person acquired by RSA or any of its Subsidiaries for any fiscal period prior to the Acquisition to (b) Interest Expense for such fiscal period.

               "INTEREST EXPENSE" means, with respect to any Person and as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

               "INTEREST PAYMENT DATE" means, (a) with respect to any Base Rate Loan, the last Business day of each calendar quarter and the Maturity Date, and
(b) with respect to any other type of Loan (other than a Swing Line Loan), (i) any date that such Loan is prepaid in whole or in part, (ii) the last day of each Interest Period applicable to, or the maturity of, such Loan; provided, however, that if any Interest Period or the maturity of any such Loan exceeds three months, the date that falls three months after the beginning of such Interest Period, shall also be an Interest Payment Date, and (iii) the Maturity Date.

               "INTEREST PERIOD" means, as to any Committed Loans other than Base Rate Loans, the period commencing on the date specified by Borrowers in their Request for Extension of Credit and ending one, two, three or six months thereafter, as selected by Borrowers in the Request for Extension of Credit relating thereto; provided that:

                      (a) The first day of any Interest Period shall be a Business Day;

                      (b) Any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                      (c) No Interest Period shall extend beyond the Maturity Date.

               "INVESTMENT" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. Notwithstanding the foregoing, an Acquisition (as defined herein) shall not constitute an Investment.

               "ISSUING LENDER" means Bank of America, N.A., in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

               "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

               "LENDER" means each lender from time to time party hereto.

               "LENDER TAXES" means, in the case of each Lender, Administrative Agent and each Eligible Assignee, and any Affiliate or Lending Office thereof:
(a) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Lending Office or (ii) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (b) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Authority) or (c) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 10.19, to the extent such forms are then required by applicable Laws.

               "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 10.6, or such other office or offices as such Lender may from time to time notify Borrowers and Administrative Agent.

               "LETTER OF CREDIT" means any of the letters of credit issued by the Issuing Lender hereunder, either as originally issued or as the same may be supplemented, amended, renewed or extended.

               "LETTER OF CREDIT APPLICATION" means an application for issuances of, or amendments to, Letters of Credit as shall at any time be in use at the Issuing Lender.

               "LETTER OF CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

               "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of (a) the Aggregate Commitments and (b) $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

               "LETTER OF CREDIT USAGE" means, as at any date of determination, the undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by the Issuing Lender and not theretofore reimbursed or converted into Committed Loans.

               "LEVERAGE RATIO" means, as at any date of determination, the ratio of (a) Funded Debt as of that date to (b) EBITDA of RSA and its Subsidiaries on a consolidated basis for the fiscal period consisting of the four Fiscal Quarters ended on or immediately prior to such date.

               "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Laws of any jurisdiction with respect to any Property, including the interest of a purchaser of accounts receivable.

               "LOAN" means any advance made or to be made by any Lender to Borrowers as provided in Section 2, and includes each Committed Loan and Swing Line Loan.

               "LOAN DOCUMENTS" means, collectively, this Agreement, the Committed Loan Notes, the Letters of Credit, the Master Subsidiary Guaranty, the Swing Line Documents, any Request for Extension of Credit, any Letter of Credit Application, any Compliance Certificate, and any other agreements of any type or nature hereafter executed and delivered by Borrowers or any of their respective Subsidiaries or Affiliates to Administrative Agent, the Issuing Lender or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or replaced.

               "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U of the FRB as in effect from time to time.

               "MASTER SUBSIDIARY GUARANTY" means a guaranty of the Obligations, executed by RSA's Material Domestic Subsidiaries and certain other Subsidiaries selected by RSA substantially in the form of Exhibit E.

               "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Borrowers and their respective Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrowers and their respective Subsidiaries, taken as a whole, to perform the Obligations.

               "MATERIAL DOMESTIC SUBSIDIARY" means, at any time, each Subsidiary of RSA which is created, organized or domesticated in the United States or under the laws of the United States or any state thereof, and either
(i) is a first-tier Subsidiary of RSA or (ii) the aggregate amount of its Tangible Assets exceeds $10,000,000.

               "MATURITY DATE" means the date that in five years after the Closing Date, but not later than December 31, 2006.

               "MINIMUM AMOUNT" means, with respect to each of the following actions, the following amounts set forth opposite such action (a reference to "Minimum Amount" shall also be deemed a reference to the multiples in excess thereof set forth below):

                                                                     Minimum
                                                                   Multiples in
                                                                    excess of
                                                                     Minimum
Type of Action                            Minimum Amount             Amount
-----------------------------------    --------------------        ------------
Borrowing of, prepayment of                $ 2,000,000             $ 1,000,000
or Conversion into, Base Rate
Loans

Borrowing of, prepayment of,               $ 5,000,000             $ 1,000,000
Continuation of, or
Conversion into, Eurodollar
Rate Loans

Borrowing of Base Rate                 Amount of Swing Line            N/A
Loans to repay Swing Line              Loans being repaid
Loans

Reduction in Commitments                   $10,000,000             $10,000,000

Assignments                                $ 5,000,000


               "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

               "NEGATIVE PLEDGE" means a Contractual Obligation that contains a covenant binding on Borrowers or any of their respective Subsidiaries that prohibits Liens on any of their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section
7.1 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not prohibit Liens securing the Obligations.

               "NET CASH PROCEEDS" means Net Proceeds to the extent consisting of Cash.

               "NET INCOME" means, with respect to any fiscal period, the consolidated net income of RSA and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

               "NET PROCEEDS" means, with respect to any Disposition, the gross sales proceeds received by Borrowers and their respective Subsidiaries from such Disposition (including Cash, Property and the assumption by the purchaser of any liability of Borrowers or their respective Subsidiaries) net of brokerage commissions, legal expenses and other transactional costs payable by Borrowers and their respective Subsidiaries with respect to such Disposition and net of an amount determined in good faith by Borrowers to be the estimated amount of income taxes payable by Borrowers attributable to such Disposition.

               "NOTES" means, collectively, the Committed Loan Notes and the Swing Line Note.

               "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrowers or any Borrower Party at any time and from time to time owed to Administrative Agent, any Lender, any Person entitled to indemnification, or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or to become mature, liquidated or unliquidated, or contingent or actual, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrowers or any Subsidiary or Affiliate of Borrowers.

               "OPINION OF COUNSEL" means the favorable written legal opinion of Arter & Hadden LLP, counsel to Borrowers and their respective Subsidiaries, substantially in the form of Exhibit F, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

               "OUTSTANDING AMOUNT" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any Letter of Credit Usage on any date, the amount of such Letter of Credit Usage on such date after giving effect to any Letter of Credit Extension occurring on such date and any other changes in the aggregate amount of the Letter of Credit Usage as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

               "OUTSTANDING OBLIGATIONS" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, the sum of (a) the aggregate outstanding principal of all Loans, and (b) all Letter of Credit Usage.

               "PARTICIPANT" has the meaning specified in Section 10.7(d).

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

               "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by RSA or its Subsidiaries or to which RSA or any of its Subsidiaries contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

               "PERMITTED ACQUISITION" means an Acquisition with respect to which all of the following conditions shall have been satisfied:

                      (a) no Default or Event of Default exists or will exist as a result of the Acquisition;

                      (b) the Acquisition shall not be a Hostile Acquisition;

                      (b) immediately after such Acquisition, Borrowers would be in compliance with the terms and conditions of this Agreement on a pro forma basis;

                      (c) the business of the Person to be acquired (the "TARGET") is substantially similar to the existing business of Borrowers and their respective Subsidiaries;

                      (d) immediately after such Acquisition, the sum of Borrowers' cash and cash equivalents plus unused Commitments under this Agreement is at least $40,000,000; and

                      (e) the total cost of the Acquisition (including debt of the Target assumed by Borrowers or their Subsidiaries and excluding the value of any capital stock, warrants or options to acquire capital stock) is less than $150,000,000;

For all other Acquisitions, which shall require the approval of Requisite Lenders, Borrowers shall provide Administrative Agent and Lenders with the Requisite Information regarding the Acquisition. Upon receipt of all Requisite Information, Lenders shall respond within two weeks of receiving such information. If a Lender does not respond within such time period, then such Lender shall be deemed to have approved the Acquisition. If Administrative Agent reasonably requires additional material information regarding the proposed Acquisition, Borrowers shall promptly provide such information to Administrative Agent and Lenders and the two week time period to approve the Acquisition shall be extended until all such information is received (at which time Lenders will have five Business Days to respond). "REQUISITE INFORMATION" shall include a brief business description of the Target, financial statements of the Target for the preceding three years (to the extent available), pro forma financial statements of Borrowers demonstrating pro forma covenant compliance, a brief description of the proposed Acquisition (including the sources and uses of funds), projections, and such other information as Borrowers deem relevant.

               "PERMITTED DISPOSITION" means a Disposition of (a) Cash, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrowers or any of their Subsidiaries, (b) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business, (c) Dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment or where Borrowers or their Subsidiaries determine in good faith that the failure to replace such equipment will not be detrimental to the business of RSA or any of its

Subsidiaries, (d) a Disposition to Borrowers or a Subsidiary thereof, and (e) Dispositions of the assets of a Subsidiary of Borrowers to Borrowers or another Subsidiary of RSA which is a party to the Master Subsidiary Guaranty.

               "PERMITTED LIENS" means:

                      (a) inchoate Liens incident to construction on or maintenance of Real Property; or Liens incident to construction on or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Laws) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                      (b) Liens for taxes and assessments on Real Property which are not past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                      (c) minor defects and irregularities in title, easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of Borrowers and their respective Subsidiaries;

                      (d) rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any Real Property;

                      (e) rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;

                      (f) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

                      (g) statutory Liens, other than those described in subsections (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                      (h) covenants, conditions, and restrictions affecting the use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is held;

                      (i) rights of tenants under leases and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

                      (j) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                      (k) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrowers or any Subsidiary of Borrowers is a party as lessee;

                      (l) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                      (m) Liens consisting of deposits of Property to secure statutory obligations of Borrowers or any Subsidiary of Borrowers in the ordinary course of its business;

                      (n) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrowers or any Subsidiary of Borrowers is a party in the ordinary course of its business;

                      (o) Liens (other than judgment Liens resulting in an Event of Default under Section 8.1(h)) created by or resulting from any litigation or legal proceeding involving Borrowers or any Subsidiary of Borrowers in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no Property is subject to a material risk of loss or forfeiture; and

                      (p) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrowers and their respective Subsidiaries, taken as a whole; and

                      (q) Liens consisting of (i) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that do not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (ii) an option or right to acquire a Lien that would be a Permitted Lien, (iii) the subordination of a lease or sublease in favor of a financing entity and (iv) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business; and

                      (r) Liens and Negative Pledges securing purchase money obligations, capital leases and Synthetic Leases incurred after the Closing Date as provided in Section 7.1(f).

               "PERMITTED SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of Borrowers or any of their respective Subsidiaries existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of a breach hereof (other than an Event of Default under Section 8.1).

               "PERSON" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Authority, or other entity.

               "PROPERTY" or "PROPERTIES" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "PRO RATA SHARE" means, with respect to each Lender, the percentage of the Aggregate Commitments set forth opposite the name of that Lender on Schedule 2.1, as such share may be adjusted as contemplated herein.

               "QUARTERLY PAYMENT DATE" means the last Business Day of each calendar quarter, commencing December 31, 2001.

               "REAL PROPERTY" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrowers or any of their respective Subsidiaries.

               "REGISTER" has the meaning set forth in Section 10.7(c).

               "REGULATIONS T, U AND X" means Regulations T, U and X, as at any time amended, of the FRB, or any other regulations in substance substituted therefor.

               "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "REQUEST FOR EXTENSION OF CREDIT" means a written request substantially in the form of Exhibit A or telephonic request followed by such written request, duly completed and signed by a Responsible Officer of each Borrower, in each case delivered to Administrative Agent by Requisite Notice.

               "REQUISITE LENDERS" means, as of the date of determination, Lenders whose Voting Percentages aggregate more than 50%.

               "REQUISITE NOTICE" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered or made to such recipient at the address, telephone number or facsimile number set forth on
Schedule 10.6 or as otherwise designated by such recipient by Requisite Notice to Administrative Agent and (ii) if made by a Borrower Party, given or made by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section herein and may be given by facsimile provided such facsimile is promptly confirmed by a telephone call to such recipient.

               "REQUISITE TIME" means, with respect to any of the actions listed below, the time set forth opposite such action (all times are California time) on or prior to the date (the "relevant date") of such action:

         Action                            Time              Date
         ------------------------------    ----------        ----------------
         Borrowing or prepayment of        9:00 a.m.         Relevant date
         Base Rate Loans

         Borrowing of, continuation of,    10:00 a.m.        3 Business Days
         prepayment of or conversion                         prior to relevant
         into Eurodollar Rate Loans                          date

         Voluntary Reduction of            10:00 a.m.        2 Business Days
         Commitments                                         prior to relevant
                                                             date

         Letter of Credit action           10:00 a.m.        5 Business Days
                                                             prior to relevant
                                                             date

         Funds made available by           11:00 a.m.        Relevant date
         Lenders or Borrowers to
         Administrative Agent

               "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer or treasurer of a Borrower Party, or any other officer or partner having substantially the same authority and responsibility. Any document or certificate hereunder that is signed or executed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

               "RSA" means Reliance Steel & Aluminum Co., a California corporation.

               "RSAC MANAGEMENT" means RSAC Management Corp., a California corporation.

               "SHAREHOLDERS' EQUITY" means, as of any date of determination for RSA and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

               "SPC" has the meaning specified in Section 10.7(i).

               "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries. For purposes of clarification, American Steel, LLC shall not be deemed to be a Subsidiary of RSA.

               "SWAP CONTRACT" means a written agreement between either Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

               "SWING LINE" means the revolving line of credit established by the Swing Line Lender in favor of Borrowers pursuant to Section 2.3.

               "SWING LINE DOCUMENTS" means a promissory note, if requested by the Swing Line Lender, and any other documents executed by Borrowers in favor of the Swing Line Lender in connection with the Swing Line, each in form and substance satisfactory to Borrowers, the Swing Line Lender, and Administrative Agent.

               "SWING LINE LENDER" means Bank of America, N.A., in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

               "SWING LINE LOANS" means loans made by the Swing Line Lender to Borrowers under the Swing Line.

               "SWING LINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Indebtedness of Borrowers on all Swing Line Loans then outstanding.

               "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) the Aggregate Commitments and (b) $10,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

               "SYNTHETIC LEASE" means, with respect to any Person, (a) a so-called synthetic lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

               "TANGIBLE ASSETS" means all assets determined in accordance with GAAP other than Intangible Assets.

               "TARGET" shall have the meaning set forth in the definition of "Permitted Acquisition".

               "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer).

               "TYPE" of Committed Loan means (a) a Base Rate Loan or (b) an Eurodollar Rate Loan with an Interest Period of one, two, three, or six months thereafter, as selected by Borrowers in the Request for Extension of Credit relating thereto.

               "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

               "VOTING PERCENTAGE" means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans, plus (B) an amount equal to such Lender's Pro Rata Share of the outstanding amount of Letter of Credit Usage, plus (C) an amount equal to such Lender's Pro Rata Share of the Outstanding Amount of Swing Line Loans, then comprises of (ii) the Outstanding Amount of all Loans and

Letter of Credit Usage; provided, however, that if any Lender has failed to fund any portion of the Committed Loans, participations in Letter of Credit Usage or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Requisite Lenders" without regard to such Lender's Commitment or the Outstanding Amount of its Committed Loans, Letter of Credit Usage and funded participations in Swing Line Loans, as the case may be.

               1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

               1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP change during the term of this Agreement such that the financial covenants would then be calculated in a different manner or with different components, (a) Borrowers and Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrowers' financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 90-day period following any such change in GAAP if and to the extent that Borrowers would have been in compliance therewith under GAAP as in effect immediately prior to such change.

               1.4 ROUNDING. Any financial ratios required to be maintained by Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

               1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

               1.6 REFERENCES TO "RSA AND ITS SUBSIDIARIES" OR "BORROWERS AND THEIR RESPECTIVE SUBSIDIARIES". Any reference herein to (i) "RSA and its Subsidiaries" or the like shall refer solely to RSA during such times, if any, as RSA shall have no Subsidiaries, or (ii) "Borrowers and their respective Subsidiaries" or the like shall refer solely to Borrowers during such times, if any, as Borrowers shall have no Subsidiaries.

               1.7 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    Section 2

               COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES

               2.1 COMMITTED LOANS.

                      (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees, to make, Convert and Continue Committed Loans during the Availability Period as Borrowers may request; provided, however, that after giving effect to any Committed Borrowing, (i) the aggregate Outstanding Amount of all Loans and Letter of Credit Usage shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Letter of Credit Usage, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment; provided, further, that the Commitments of Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to
Section 10.7. Subject to the foregoing and other terms and conditions hereof, Borrowers may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

                      (b) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by one or more Committed Loan Notes, instead of or in addition to loan accounts. (Each such Lender may endorse on the schedules annexed to its Committed Loan Note(s) the date, amount and maturity of its Committed Loans and payments with respect thereto.) Such loan accounts, records or Committed Loan Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers to pay any amount owing with respect to the Loans.

               2.2 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS

                      (a) Borrowers may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a duly completed Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions or Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the preceding sentence.

                      (b) Promptly following receipt of a Request for Extension of Credit, Administrative Agent shall notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction or waiver of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrowers in like funds received.

                      (c) Administrative Agent shall promptly notify Borrowers and Lenders of the Eurodollar Rate applicable to any Eurodollar Rate Loan upon determination thereof.

                      (d) Unless Administrative Agent and the Requisite Lenders otherwise consent, Loans with no more than ten different Interest Periods shall be outstanding at any one time.

                      (e) No Loans other than Base Rate Loans may be requested or continued during the existence of an Event of Default. During the existence of an Event of Default, the Requisite Lenders may determine that any or all of the then outstanding Committed Loans other than Base Rate Loans shall be Converted to Base Rate Loans. Such Conversion shall be effective upon notice to Borrowers from Administrative Agent and shall continue so long as such Event of Default continues to exist.

                      (f) If a Loan is to be made on the same date that another Loan is due and payable, Borrowers or Lenders, as the case may be, shall make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

                      (g) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

               2.3 SWING LINE.

                      (a) The Swing Line Lender shall from time to time through the day prior to the Maturity Date make Swing Line Loans to Borrowers in such amounts as Borrowers may request, provided that (i) giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed the Swing Line Sublimit,
(ii) without the consent of all of Lenders, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Lender has not given at least 24 hours prior notice to Borrowers that availability under the Swing Line is suspended or terminated; provided, further, that after giving effect to any Swing Line Loan, (x) the aggregate Outstanding Amount of all Loans and Letter of Credit Usage shall not exceed the Aggregate Commitments, and (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Letter of Credit Usage, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment; and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, Borrowings under the Swing Line may be made in amounts which are integral multiples of $250,000 ("INTEGRAL AMOUNT") upon Requisite Notice made to the Swing

Line Lender not later than 1:00 p.m. California time. Promptly after receipt of such a request for Borrowing, the Swing Line Lender shall obtain telephonic verification from Administrative Agent that, giving effect to such request, availability for Loans will exist under Section 2.1 (and such verification shall be promptly confirmed in writing by facsimile). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of the integral amount. If Borrowers instruct the Swing Line Lender to debit their demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after the Swing Line Requisite Time therefor, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

                      (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin or, if Borrowers so request, a fixed rate of interest quoted by Swing Line Lender and agreed to by Borrowers, for an interest period quoted by Swing Line Lender and agreed to by Borrowers, but in an amount not longer than seven Business Days, payable on such dates, as may be specified by the Swing Line Lender and in any event on the Maturity Date. Interest on Swing Line Loans shall be payable upon demand of the Swing Line Lender, and the Swing Line Lender shall be responsible for invoicing Borrowers for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender.

                      (c) Each Swing Line Loan shall be payable on the earlier of demand made by the Swing Line Lender or the seventh Business Day after the funding of the Swing Line Loan.

                      (d) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

                      (e) In the event that any Swing Line Loan is outstanding for more than seven Business Days, then on the next Business Day (unless Borrowers have made other arrangements acceptable to the Swing Line Lender to repay the Swing Line Loan), Borrowers shall request a Committed Loan in a Minimum Amount necessary to repay the Swing Line Loan in full. In the event that Borrowers fail to request a Committed Loan within the Requisite Time therefor, Administrative Agent may, but is not required to, without notice to or the consent of Borrowers, cause Committed Loans to be made by Lenders in the Minimum Amount necessary to repay the Swing Line Loan in full and, for this purpose, the conditions precedent set forth in Section 4 shall not apply. The proceeds of such Committed Loans shall be paid to the Swing Line Lender for application to the applicable Swing Line Loan.

               2.4 LETTERS OF CREDIT.

                      (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue, supplement, modify, amend, renew, or extend such Letters of Credit for the account of Borrowers, jointly and severally, under the Commitments as Borrowers may request; provided that the Issuing Lender shall not be obligated to make any Letter of Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such Letter of Credit Extension, (i) the Outstanding Amount of all Letter of Credit Usage and all Loans would exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Letter of Credit Usage, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (iii) the Outstanding Amount of the Letter of Credit Usage would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the Issuing Lender. Unless all Lenders, Administrative Agent, and the Issuing Lender otherwise consent in a writing delivered to Administrative Agent, the term of any Letter of Credit shall not exceed the Maturity Date.

                      (b) Borrowers may irrevocably request the issuance, supplement, modification, amendment, renewal, or extension of a Letter of Credit by delivering a duly completed Letter of Credit Application therefor to the Issuing Lender, with a copy to Administrative Agent, by Requisite Notice not later than the Requisite Time therefor; provided, however, that for such requests the Requisite Notice must be in writing. Administrative Agent shall promptly notify the Issuing Lender whether such Letter of Credit Application, and the action requested pursuant thereto, conforms to the requirements of this Agreement. Upon the issuance, supplement, modification, amendment, renewal, or extension of a Letter of Credit, the Issuing Lender shall promptly notify Administrative Agent of such action and the amount and terms thereof. Letters of Credit may have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as the Issuing Lender has the right to terminate such evergreen Letters of Credit no less frequently than annually within a notice period (the "LETTER OF CREDIT EVERGREEN NOTICE PERIOD") to be agreed upon at the time each such Letter of Credit is issued. This Agreement shall control in the event of any conflict with any Letter of Credit Application.

                      (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit, as from time to time supplemented, amended, renewed, or extended, from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrowers for any payment required to be made by the Issuing Lender under any Letter of Credit within the time specified in Section 2.4(d) below, each Lender shall, pro rata according to its Pro Rata Share, reimburse the Issuing Lender through Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers, jointly and severally, to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                      (d) Borrowers agree to pay to the Issuing Lender an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one Business Day after demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit. Each Lender that has reimbursed the Issuing Lender for its Pro Rata Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrowers under this Section and shall share, in accordance with that pro rata participation, in any payment made by Borrowers with respect to such claim.

                      (e) If Borrowers fail to make the payment required by subsection (d) above within the time period therein set forth, the Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed drawing. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time on the Business Day specified by Administrative Agent. Such funds shall be paid to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit. If the conditions precedent set forth in Section 4 could be satisfied (except for the giving of a Request for Extension of Credit) on the date such funds are made available by Lenders, such funds shall be deemed a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrowers. If the conditions precedent set forth in Section 4 could not be satisfied on the date such funds are made available by Lenders, such funds shall be deemed a funding of each Lender's participation in such Letter of Credit, and such funds shall be payable by Borrowers upon demand and shall bear interest at the Default Rate.

                      (f) Once an evergreen Letter of Credit is issued, Borrowers shall not be required to request that the Issuing Lender permit the renewal thereof. If such Letter of Credit could be issued within the Letter of Credit Evergreen Notice Period, the Issuing Lender shall permit the renewal of such evergreen Letter of Credit at such time; provided that the Issuing Lender shall not permit the renewal of an Evergreen Letter of Credit if such Evergreen Letter of Credit would expire after the Maturity Date.

                      (g) The obligation of Borrowers to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be joint and several, absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrowers' obligations shall not be affected by any of the following circumstances:

                             (i) any lack of validity or enforceability of the
                      Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                             (ii) any amendment or waiver of or any consent to
                      departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrowers;

                             (iii) the existence of any claim, set-off, defense,
                      or other rights which Borrowers may have at any time against the Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                             (iv) any demand, statement, or any other document
                      presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                             (v) payment by the Issuing Lender in good faith
                      under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                             (vi) the existence, character, quality, quantity,
                      condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                             (vii) the time, place, manner, order or contents of
                      shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                             (viii) the solvency or financial responsibility of
                      any party issuing any documents in connection with a Letter of Credit;

                             (ix) any failure or delay in notice of shipments or
                      arrival of any Property;

                             (x) any error in the transmission of any message
                      relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                             (xi) any error, neglect or default of any
                      correspondent of the Issuing Lender in connection with a Letter of Credit;

                             (xii) any consequence arising from acts of God,
                      wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                             (xiii) so long as the Issuing Lender in good faith
                      determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                             (xiv) where the Issuing Lender has acted in good
                      faith and observed general banking usage, any other circumstances whatsoever.

                      (h) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce or International Standby Practices ISP98 (ICC Publication No. 590), as applicable to the relevant Letter of Credit, shall be deemed a part of this Section and shall apply to such Letter of Credit to the extent permitted by applicable Laws.

                      (i) Concurrently with the issuance of each Letter of Credit, Borrowers shall pay a letter of credit issuance fee to the Issuing Lender, for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrowers and the Issuing Lender. Borrowers shall also pay to Administrative Agent, for the ratable account of Lenders in accordance with their Pro Rata Share, a Letter of Credit fee in an amount equal to the Applicable Margin times the average daily maximum amount available to be drawn on such outstanding Letter of Credit, computed and payable in arrears on the last day of each calendar quarter, commencing December 31, 2001, through the date upon which the outstanding Letter of Credit shall expire, with the final payment to be made on such expiration date (provided that the minimum fee for each Letter of Credit shall be $500 per annum). Borrowers shall also pay to the Issuing Lender for its own account, from time to time on demand, the Issuing Lender's standard processing fees, costs and charges with respect to Letters of Credit. The Letter of Credit issuance fee and the Letter of Credit fee are nonrefundable.

                      (j) As of the Closing Date, Bank of America has issued for the account of RSA (i) letter of credit No. 214833 in the face amount of $50,000.00 with an expiration date of April 1, 2002, (ii) letter of credit No. 217917 in the face amount of $2,640,000.00 with an expiration date of April 1, 2002, (iii) letter of credit No. 217918 in the face amount of $1,350,000.00 with an expiration date of April 1, 2002, (iv) letter of credit No. 1107276 (as amended) in the face amount of $143,686.62 with an expiration date of November 19, 2001, and (v) letter of credit No. 3038438 in the face amount of $3,192,333.33 with an expiration date of October 22, 2002 (collectively, the "EXISTING LETTERS OF CREDIT"). On the Closing Date, each Lender will purchase a participation in the Existing Letters of Credit in the same manner as if the Existing Letters of Credit had been a Letter of Credit issued hereunder. With respect to the Existing Letters of Credit, from and after the Closing Date the letter of credit fee for the ratable account of Lenders will accrue and the undrawn amount thereof shall constitute Letter of Credit Usage.

               2.5 PREPAYMENTS.

                      (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrowers may at any time and from time to time voluntarily prepay Committed Loans in the Minimum Amount therefor. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment.

                      (b) If for any reason the Outstanding Obligations exceed the Aggregate Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrowers shall immediately prepay Loans and/or deposit cash to be held by Administrative Agent in an interest-bearing cash collateral account as collateral for Letter of Credit Usage hereunder in an aggregate amount equal to such excess.

                      (c) Any prepayment of a Loan other than a Base Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.6.

               2.6 VOLUNTARY REDUCTION OR TERMINATION OF COMMITMENTS. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrowers shall have the right, at any time and from time to time, without penalty or charge, to permanently and irrevocably reduce the Commitments in a Minimum Amount therefor, or terminate the then unused portion of the Commitments, provided, that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any request for reduction or termination of the Commitments under this Section. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.

               2.7 PRINCIPAL AND INTEREST.

                      (a) If not sooner paid, Borrowers shall pay, and jointly and severally agree to pay, the outstanding principal amount of each Committed Loan on the Maturity Date.

                      (b) Subject to subsection (c), Borrowers jointly and severally agree to pay interest on the unpaid principal amount of the Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief
Law) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each type of Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition thereof, plus, if applicable, Applicable Margin.

                      (c) If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on past due amounts including, without limitation, interest on past due interest shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws and payable upon demand.

               2.8 FEES.

                      (a) Commitment Fee. Borrowers jointly and severally agree to pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a commitment fee equal to the Applicable Margin times the actual daily amount by which the Aggregate Commitments exceed the Outstanding Obligations (excluding Swing Line Loans). The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on the last Business Day of each Quarterly Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

                      (b) Administrative Fee. Borrowers shall pay to Administrative Agent an administrative fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrowers and Administrative Agent. The administrative fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The administrative fee paid to Administrative Agent is solely for its own account and is nonrefundable.

                      (c) Structuring and Syndicating Fee. On the Closing Date, Borrowers shall pay to the Arranger a structuring and syndicating fee in the amount heretofore agreed upon by letter agreement between Borrowers and the Arranger. Such structuring and syndicating fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The structuring and syndicating fee paid to the Arranger is solely for its own account and is nonrefundable.

                      (d) Upfront Fee. On the Closing Date, Borrowers shall pay to Administrative Agent, for the account of each Lender, upfront fees in the amounts heretofore agreed upon by letter agreement between Borrowers and the Arranger.

                      (e) Letter of Credit Fronting Fee. Borrowers shall pay to the Issuing Lender, for its own account, a fronting fee on issued Letters of Credit in the amounts agreed upon by letter agreement between Borrowers and Issuing Lender.

               2.9 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on all other types of Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

               2.10 MANNER AND TREATMENT OF PAYMENTS AMONG LENDERS, BORROWERS AND ADMINISTRATIVE AGENT.

                      (a) Unless otherwise provided herein, all payments by Borrowers or any Lender hereunder shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. Borrowers shall make all such payments without set-off, counterclaim or other deduction. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

                      (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrowers, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 10.6. Administrative Agent's determination, or any Lender's determination not contradictory thereto, of any amount payable hereunder shall be conclusive in the absence of manifest error.

                      (c) Subject to the definition of "Interest Period," if any payment to be made by Borrowers or any other Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

                      (d) Unless Borrowers or any Lender have notified Administrative Agent prior to the date any payment to be made by them is due, that they do not intend to remit such payment, Administrative Agent may, in its discretion, assume that Borrowers or Lender, as the case may be, have timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent, then:

                             (i) if Borrowers failed to make such payment, each
                      Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

                             (ii) if any Lender failed to make such payment,
                      Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrowers, and Borrowers shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent or Borrowers to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate, and (B) from Borrowers, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill it Commitments or to prejudice any rights which Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

               2.11 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

               2.12 EXTENSION OF MATURITY DATE. At the request of Borrowers and with the written consent of all of Lenders (which may be given or withheld in the sole and absolute discretion of each Lender) pursuant to this Section the Maturity Date may be extended for one-year periods, provided no Default or Event of Default has occurred and is continuing at the time of such request. Not earlier than three months prior to each anniversary of the Closing Date, nor later than any anniversary of the Closing Date, Borrowers may request by Requisite Notice made to Administrative Agent (who shall promptly notify Lenders) a one year extension of the Maturity Date. Such request shall include a certificate signed by a Responsible Officer stating that (a) the representations and warranties contained in Section 5 are true and correct on and as of the date of such certificate and (b) no Default or Event of Default has occurred and is continuing. Each Lender shall, within 15 Business Days of Administrative Agent delivering such notice to such Lender, notify in writing Administrative Agent whether it consents to or declines such request. Administrative Agent shall, after receiving the notifications from all of Lenders or the expiration of such period, whichever is earlier, notify Borrowers and Lenders of the results thereof. If all of Lenders have consented in writing, then the Maturity Date shall be extended for one year.

               2.13 AUTOMATIC DEDUCTION. On each date when the payment of any principal, interest or fees are due hereunder or under any Note, Borrowers agree to maintain on deposit in an ordinary checking account maintained by Borrowers with Administrative Agent (as such account shall be designated by Borrowers in a written notice to Administrative Agent from time to time, the "BORROWERS ACCOUNT") an amount sufficient to pay such principal, interest or fees in full. Borrowers hereby authorize Administrative Agent (i) to deduct automatically all interest or fees when due hereunder or under the Notes from the Borrowers Account, and (ii) if and to the extent any payment under this Agreement or any other Loan Document is not made when due, to deduct automatically any such amount from any or all of the accounts of Borrowers maintained with Administrative Agent. Administrative Agent agrees to provide timely notice to Borrowers of any automatic deduction made pursuant to this Section 2.13.

               2.14 INCREASE IN COMMITMENTS.

                      (a) Provided there exists no Default or Event of Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrowers may, from time to time, request an increase in the Aggregate Commitments up to an aggregate of $400,000,000. At the time of sending such notice, Borrowers (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Administrative Agent shall notify Borrowers and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, Borrowers may also invite additional Persons who would qualify as Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel.

                      (b) If the Aggregate Commitments are increased in accordance with this Section, Administrative Agent and Borrowers shall determine the effective date (the "INCREASE EFFECTIVE DATE") and the final allocation of such increase. Administrative Agent shall promptly notify Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, Borrowers shall deliver to Administrative Agent a certificate of each Borrower Party dated as of the Increase Effective Date (with sufficient copies for each Lender) signed by a Responsible Officer of such Borrower Party (i) certifying and attaching the resolutions adopted by such Borrower Party approving or consenting to such increase, and, (ii) in the case of Borrowers, including a Compliance Certificate demonstrating pro forma compliance with Sections 7.11, 7.12 and 7.13 after giving effect to such increase and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in
Section 5 are true and correct on and as of the Increase Effective Date and no Default or Event of Default exists. Borrowers shall deliver new or amended Committed Loan Notes reflecting the increased Commitment of any Lender holding or requesting a Note. Administrative Agent shall distribute an amended Schedule
2.1 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase. Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.6) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

                      (c) This Section shall supersede any provisions in Section
10.2 to the contrary.

                                    Section 3

                     TAXES, YIELD PROTECTION AND ILLEGALITY

               3.1 TAXES. Each payment of any amount payable by Borrowers or any other Borrower Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any Applicable Taxes. To the extent that Borrowers are obligated by applicable Laws to make any deduction or withholding on account of Applicable Taxes from any amount payable to any Lender or the Issuing Lender under this Agreement, Borrowers shall promptly notify Administrative Agent of such fact and (a) make such deduction or withholding and pay the same to the relevant Governmental Authority and (b) pay such additional amount directly to that Lender or the Issuing Lender as is necessary to result in that Lender or the Issuing Lender receiving a net after-Applicable Tax amount equal to the amount to which that Lender or the Issuing Lender would have been entitled under this Agreement absent such deduction or withholding. Within 30 days after the date of any payment by Borrowers of any amounts pursuant to this section, Borrowers shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Administrative Agent.

               3.2 INCREASED COSTS. If any Lender or the Issuing Lender reasonably determines that any Laws or guidelines (whether or not having the force of law), or compliance therewith, have the effect of increasing its cost of agreeing to make or making, to issue or participating in, funding or maintaining any Loans or Letters of Credit, then Borrowers shall, upon demand by such Lender or the Issuing Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender or the Issuing Lender additional amounts sufficient to compensate such Lender or the Issuing Lender for such increased cost.

               3.3 CAPITAL ADEQUACY. If any Lender or the Issuing Lender determines that any Laws regarding capital adequacy, or compliance by such Lender or the Issuing Lender (or its Lending Office) or any corporation controlling Lender or the Issuing Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority not imposed as a result of the Issuing Lender's, such Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender, the Issuing Lender or any corporation controlling such Lender or the Issuing Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's and the Issuing Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then upon demand of such Lender or the Issuing Lender (with a copy to Administrative Agent), Borrowers shall pay to such Lender or the Issuing Lender, from time to time as specified in good faith by such Lender or the Issuing Lender, additional amounts sufficient to compensate such Lender or the Issuing Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement.

               3.4 ILLEGALITY. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by Lender to Borrowers through Administrative Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Eurodollar Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Eurodollar Rate Loan. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

               3.5 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit, Administrative Agent determines that (a) Dollar deposits are not being offered to Lenders in the applicable offshore Dollar market for the applicable amount and Interest Period of the requested Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate (other than the Base Rate) for the Loans requested therein, or (c) such underlying interest rates do not adequately and fairly reflect the cost to Lenders of funding such Loan, Administrative Agent will promptly so notify Borrowers and each Lender. Thereafter, the obligation of Lenders to make or maintain Loans based upon such affected interest rate shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrowers may revoke any pending Request for Extension of Credit for such type of Loan or, failing that, be deemed to have converted such Request for Extension of Credit into a request for Base Rate Loans in the amount specified in therein.

               3.6 BREAKFUNDING COSTS. Upon Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day in the applicable Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise and including any such action required under this Section 3), or upon the failure of Borrowers (for a reason other than the failure of a Lender to make a Loan) to borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount specified in any Request for Extension of Credit, then Borrowers shall, upon demand made by any Lender (with a copy to Administrative Agent), reimburse each Lender and hold each Lender harmless from any loss or expense which Lender may sustain or incur as a consequence thereof, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

               3.7 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

                      (a) Administrative Agent and any Lender shall provide reasonable detail to Borrowers regarding the manner in which the amount of any payment to Administrative Agent or that Lender under this Section 3 has been determined, concurrently with demand for such payment. Administrative Agent's or any Lender's determination of any amount payable under this Section 3 shall be conclusive in the absence of manifest error.

                      (b) For purposes of calculating amounts payable under this
Section 3 any Loan shall be deemed to have been funded at the applicable interest rate set forth in the definition thereof whether or not such Loan was, in fact, so funded.

                      (c) All of Borrowers' obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Outstanding Obligations.

                                    Section 4
                                   CONDITIONS

               4.1 INITIAL LOANS, ETC. The obligation of each Lender to make the initial Loan to be made by it, or the obligation of the Issuing Lender to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Loans (unless all of Lenders, in their sole and absolute discretion, shall agree otherwise):

                      (a) Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of each Borrower (except in the case of the Master Subsidiary Guaranty under subsection (iii)), each dated as of the Closing Date or, in the case of the documents required under subsection (iv) below, as of a recent date, and each in form and substance satisfactory to Administrative Agent, each Lender, and their respective legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless Administrative Agent otherwise agrees or directs):

                             (i) at least one executed counterpart of this
                      Agreement, together with arrangements satisfactory to Administrative Agent for additional executed counterparts, sufficient in number for distribution to Lenders and Borrowers;

                             (ii) Committed Loan Notes executed by Borrowers in
                      favor of each Lender requesting a Committed Loan Note, each in a principal amount equal to that Lender's Pro Rata Share;

                             (iii) the Master Subsidiary Guaranty;

                             (iv) with respect to Borrowers and each Material
                      Domestic Subsidiary, such documentation as may be required to establish the due organization, valid existence and good standing of Borrowers and each such Material Domestic Subsidiary, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified (where failure to be qualified could reasonably be expected to result in a Material Adverse Effect), its authority to execute, deliver and perform any Loan Documents to which it is a party, the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officers, and the like;

                             (v) the Opinion of Counsel;

                             (vi) written evidence that the Existing Credit
                      Facility has been or will be concurrently terminated and that any Liens securing such facility have been or will be concurrently released;

                             (vii) a certificate signed by a Responsible Officer
                      certifying that the conditions specified in Sections 4.1(f) and 4.1(g) have been satisfied; and

                             (viii) such other assurances, certificates,
                      documents, consents or opinions as Lenders or Administrative Agent reasonably may require.

                      (b) The structuring and syndicating fee shall have been paid.

                      (c) The administrative fee payable on the Closing Date shall have been paid.

                      (d) The upfront fees payable on the Closing Date shall have been paid.

                      (e) Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not hereafter preclude final settling of accounts between Borrowers and Bank of America).

                      (f) The representations and warranties of Borrowers contained in Section 5 shall be true and correct.

                      (g) Borrowers and any other Borrower Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Loan (or initial Letter of Credit, as applicable) no Default or Event of Default shall have occurred and be continuing.

               4.2 ANY EXTENSION OF CREDIT. The obligation of each Lender to make any Extension of Credit is subject to the following conditions precedent:

                      (a) the representations and warranties of Borrowers contained in Section 5 are true and correct in all material respects as though made on and as of the above date;

                      (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.

                      (c) Administrative Agent shall have timely received a duly completed Request for Extension of Credit or Letter of Credit Application, as applicable, by Requisite Notice by the Requisite Time therefor; and

                      (d) Administrative Agent shall have received such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

                                    Section 5
                         REPRESENTATIONS AND WARRANTIES

               Borrowers, jointly and severally, represent and warrant to Administrative Agent and Lenders that:

               5.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each Borrower and each of its respective Subsidiaries is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower and each of its respective Subsidiaries is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Each Borrower and each of its respective Subsidiaries has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a party and to perform its Obligations. All outstanding shares of capital stock of each Borrower and each of its respective Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Each Borrower and each of its respective Subsidiaries is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

               5.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by Borrowers and each of their respective Subsidiaries of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action, and do not and will not:

                      (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such party;

                      (b) Violate or conflict with any provision of such party's charter, articles of incorporation or bylaws, as applicable;

                      (c) Result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or leased or hereafter acquired by such party;

                      (d) Violate any Laws applicable to such party; and

                      (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such party is a party or by which such party or any of its Property is bound or affected;

               5.3 NO GOVERNMENTAL APPROVALS REQUIRED. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrowers and their respective Subsidiaries of the Loan Documents to which it is a party.

               5.4 BINDING OBLIGATIONS. Each of the Loan Documents to which Borrowers or any Subsidiary thereof is a party will, when executed and delivered by such party, constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

               5.5 LITIGATION. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrowers or any Subsidiary thereof of less than the $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrowers or any of their respective Subsidiaries and (d) matters set forth in Schedule 5.5, there are no actions, suits, proceedings or investigations pending as to which Borrowers or any of their respective Subsidiaries have been served or have received notice or, to the best knowledge of Borrowers, threatened against or affecting Borrowers or any of their respective Subsidiaries or any Property of any of them before any Governmental Authority, which if adversely determined would have a Material Adverse Effect.

               5.6 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

               5.7 ERISA COMPLIANCE.

                      (a) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service or an application for such a letter is currently being processed by the United States Internal Revenue Service with respect thereto and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrowers and each ERISA Affiliate has made all required contributions to any Pension Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

                      (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                      (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

               5.8 USE OF PROCEEDS; MARGIN REGULATIONS. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Margin Stock does not constitute more than 5% of the value of the combined assets of RSA and its Subsidiaries and RSA does not have any present intention that Margin Stock will constitute more than 5% of the value of such assets.

               5.9 TITLE TO PROPERTY. Borrowers and their respective Subsidiaries have valid title to the Property reflected in the balance sheet described in Section 5.12(a), other than items of Property which are immaterial to Borrowers and their Subsidiaries, taken as a whole, and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens, other than Liens described in Schedule 5.9 or permitted by Section 7.1.

               5.10 INTANGIBLE ASSETS. Borrowers and their respective Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrowers, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

               5.11 TAX LIABILITY. Borrowers and their respective Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrowers or any of their respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material item or portion of Property of Borrowers or any of their respective Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

               5.12 FINANCIAL STATEMENTS.

                      (a) The audited consolidated balance sheet dated December 31, 2000, the quarterly consolidated balance sheets dated March 31, 2001, and June 30, 2001, of RSA and its Subsidiaries, and the related consolidated statements of income or operations, Shareholders' Equity and cash flows for the Fiscal Year or Fiscal Quarter, as applicable, ended on those dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of RSA and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of RSA and its Subsidiaries as of the date thereof, including liabilities for taxes or other material commitments.

                      (b) Since the date of the audited financial statements referred to in subsection (a) above, there has been no Material Adverse Effect.

               5.13 [INTENTIONALLY DELETED].

               5.14 ENVIRONMENTAL COMPLIANCE. Each Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Borrower has reasonably concluded that compliance with such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               5.15 PUBLIC UTILITY HOLDING COMPANY ACT; INVESTMENT COMPANY ACT. Neither Borrowers nor any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither Borrowers nor any of their respective Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

               5.16 SUBSIDIARIES.

                      (a) Schedule 5.16 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrowers or any Subsidiary of Borrowers (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrowers (other than Borrowers). Unless otherwise indicated in Schedule 5.16, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrowers, as applicable, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens except for Permitted Liens. From time to time, Borrowers may update Schedule 5.16 by delivering a revised version to Administrative Agent, whereupon the Credit Agreement shall be deemed to be amended as set forth in such revised Schedule 5.16.

                      (b) Each of Borrowers' Subsidiaries is a corporation duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

                      (c) Each of Borrowers' Subsidiaries is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

               5.17 INSURANCE. The properties of Borrowers and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrowers, in such amounts, with such deductibles and self-insurance and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrowers or such Subsidiary operates.

               5.18 DISCLOSURE. No written statement made by a Responsible Officer to Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                                    Section 6
                              AFFIRMATIVE COVENANTS

               So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Borrowers shall, and shall cause each of their respective Subsidiaries to:

               6.1 FINANCIAL STATEMENTS. Deliver to Administrative Agent in form and detail reasonably satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

                      (a) As soon as practicable, and in any event within 95 days after the end of each Fiscal Year, (i) the consolidated balance sheet of RSA and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, Shareholders' Equity and cash flows, in each case of RSA and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of RSA) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by RSA and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of Lenders. Such accountants' report shall be accompanied by a certificate stating that they have read this Agreement and, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default;

                      (b) As soon as practicable, and in any event within 50 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated balance sheet of RSA and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail.

               6.2 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

                      (a) Concurrently with the financial statements required pursuant to Sections 6.1(a) and 6.1(b), a Compliance Certificate signed by a Responsible Officer of each Borrower;

                      (b) Promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of either Borrower by independent accountants in connection with the accounts or books of RSA or any of its Subsidiaries, or any audit of any of them;

                      (c) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of RSA, and copies of all annual, regular, periodic and special reports and registration statements which RSA may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to Lenders pursuant to other provisions of this Section;

                      (d) Promptly after request by Administrative Agent or any Lender, copies of any other report or other document that was filed by each Borrower or any of its Subsidiaries with any Governmental Authority;

                      (e) As soon as practicable, notice of the occurrence of any (i) ERISA Event, (ii) a Reportable Event, (iii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, (iv) the adoption of, or the commencement of contributions to, any Pension Plan subject to Section 412 of the Code by Borrowers or any ERISA Affiliate, or (v) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrowers or any of their respective Subsidiaries are taking or propose to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                      (f) With reasonable promptness copies of (a) all notices received by Borrowers or any of their ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrowers or any of their ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by Borrowers or any of their ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA;

                      (g) As soon as practicable, notice of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default, specifying the nature and period of existence thereof and specifying what action Borrowers are taking or propose to take with respect thereto;

                      (h) As soon as practicable, notice of (i) the commencement of a legal proceeding with respect to a claim against Borrowers or any of their respective Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, including pursuant to any applicable Environmental Laws, (ii) any creditor or lessor under a written credit agreement or material lease asserting a default thereunder on the part of Borrowers or any of their respective Subsidiaries, (iii) commencement of a legal proceeding with respect to a claim against Borrowers or any of their respective Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, or (iv) any labor union notifying Borrowers of its intent to strike Borrowers or any of their respective Subsidiaries on a date certain and such strike would involve more than 250 employees of Borrowers and their respective Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrowers or their respective Subsidiaries are taking or propose to take with respect thereto; or (v) any material development in any litigation or proceeding (as described in clauses (i) and (iii) above) affecting Borrowers or their respective Subsidiaries;

                      (i) Notice of any material change in accounting policies or financial reporting practices by RSA or any of its Subsidiaries (other than changes required by GAAP or by regulations promulgated by the Securities and Exchange Commission);

                      (j) Promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, any Lender (through Administrative Agent) or the Requisite Lenders.

               6.3 GUARANTIES OF MATERIAL DOMESTIC SUBSIDIARIES. Cause any of their respective Material Domestic Subsidiaries, within 45 days after becoming a Material Domestic Subsidiary, to become a Guarantor under the Master Subsidiary Guaranty and to deliver to Administrative Agent (i) a Certificate Regarding Additional Guarantors substantially in the form of Exhibit A to the Master Subsidiary Guaranty (with appropriate insertions made and executed by its authorized officer) and (ii) a Certificate of Secretary substantially in the form of Exhibit B to the Master Subsidiary Guaranty (with appropriate insertions made, the required documents attached and executed by its secretary or other responsible officer).

               6.4 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Authority that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any of each Borrower's Subsidiaries and such authorizations would not constitute a Material Adverse Effect and except that a merger permitted hereunder shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

               6.5 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to normal wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of each Borrower and its respective Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

               6.6 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles, self-insurance, and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which each Borrower and its respective Subsidiaries operate.

               6.7 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that each Borrower and its respective Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material item or portion of Property of each Borrower or any of its respective Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

               6.8 COMPLIANCE WITH LAWS. Comply, within the time period, if any, given for such compliance by the relevant Governmental Authority, with all Laws noncompliance with which constitutes a Material Adverse Effect, except that each Borrower and its respective Subsidiaries need not comply with Laws then being contested by any of them in good faith by appropriate proceedings.

               6.9 ENVIRONMENTAL LAWS. Conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

               6.10 INSPECTION RIGHTS. Subject to the confidentiality provisions of Section 10.13, upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of each Borrower or any of its respective Subsidiaries or the performance by any officer of his or her responsibilities), permit Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, each Borrower and its respective Subsidiaries and to discuss the affairs, finances and accounts of each Borrower and its respective Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of each Borrower.

               6.11 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over each Borrower or any of its respective Subsidiaries.

               6.12 COMPLIANCE WITH ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Pension Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Pension Plan subject to Section 412 of the Code.

               6.13 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

               6.14 USE OF PROCEEDS. Use the proceeds of Loans for repayment in full of Borrowers' obligations under the Existing Credit Facility and for working capital, capital expenditures, Acquisitions, Investments, stock repurchases, and general corporate purposes of each Borrower and its respective Subsidiaries.

               6.15 RSAC MANAGEMENT. Cause RSAC Management to remain at all times a wholly-owned Subsidiary of RSA.

                                    Section 7
                               NEGATIVE COVENANTS

               So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

               7.1 LIENS, NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien, Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

                      (a) Permitted Liens;

                      (b) Liens and Negative Pledges under the Loan Documents;

                      (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 5.9 and any renewals/extensions or amendments thereof; provided that the obligations secured or benefited thereby are not increased;

                      (d) Liens on Property acquired by Borrowers or any of their respective Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

                      (e) any Lien or Negative Pledge created by an agreement or instrument entered into by Borrowers or any of their respective Subsidiaries in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument; and

                      (f) Liens and Negative Pledges not described above securing purchase money obligations, capital leases and Synthetic Leases incurred after the Closing Date in an aggregate amount not exceeding $10,000,000 at any time.

               7.2 INVESTMENTS. Make any Investment, except:

                      (a) Investments, other than those permitted by subsections
(b) through (f), that are existing on the date hereof and listed on Schedule
7.2;

                      (b) Investments held by Borrowers or any of their respective Subsidiaries in the form of cash equivalents or short-term marketable securities;

                      (c) Advances to officers, directors and employees of Borrowers and their respective Subsidiaries in the aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

                      (d) Investments in any Subsidiary of RSA;

                      (e) Investments consisting of extension of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

                      (f) Other Investments not exceeding 10% of Consolidated Net Worth as of the end of the most recently ended Fiscal Quarter.

               7.3 INDEBTEDNESS. Create, incur, assume, suffer to exist, or otherwise be liable with respect to, any Indebtedness except:

                      (a) Indebtedness existing on the Closing Date and disclosed in Schedule 7.3, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing;

                      (b) Indebtedness under the Loan Documents;

                      (c) Indebtedness owed to Borrowers or any of their respective Subsidiaries;

                      (d) Permitted Swap Obligations;

                      (e) Obligations (contingent or otherwise) of Borrowers or any Subsidiary thereof existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking in a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

                      (f) Unsecured promissory notes of Borrowers (which may be guaranteed by Subsidiaries of RSA which are party to the Master Subsidiary Guaranty) issued after the Closing Date having in the aggregate a principal amount of not more than $150,000,000 at any time; provided, however, that the documentation evidencing such indebtedness shall contain covenants no more restrictive than in this Agreement and shall be on terms and conditions (including the maturity date and amortization schedule) acceptable to Administrative Agent; and

                      (g) Indebtedness in addition to that described in Section 7.3(a)-(f) above incurred for business purposes, including without limitation capital leases and Synthetic Leases, provided that the aggregate principal amount of such Indebtedness outstanding at any one time does not exceed $10,000,0000.

               7.4 PREPAYMENT OF INDEBTEDNESS. Pay any principal or interest on any Indebtedness of Borrowers or any of their respective Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrowers or any of their respective Subsidiaries prior to the date when due, in each case if a Default or Event of Default then exists or would result therefrom.

               7.5 DISPOSITIONS. Make any Disposition of its Property, whether now owned or hereafter acquired, except:

                      (a) Permitted Dispositions; and

                      (b) Dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by Borrowers and their Subsidiaries, in any Fiscal Year, and the amount of Net Cash Proceeds from sales and leasebacks consummated in such Fiscal Year, does not exceed 10% of Consolidated Tangible Net Worth as of the end of the Fiscal Quarter immediately preceding such disposition of Property; provided, however, that in no event shall the total aggregate amount of Net Cash Proceeds from Dispositions by Borrowers and their Subsidiaries from and after the Closing Date exceed 25% of Consolidated Tangible Net Worth as of the most recently ended Fiscal Quarter.

               7.6 SALES AND LEASEBACKS. Become or remain liable as lessee or as guarantor or other surety with respect to any lease with any Person, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which Borrowers or any of their respective Subsidiaries have sold or transferred or are to sell or transfer to such Person or such Person's Affiliate, or (ii) which Borrowers or any such Subsidiary thereof intend to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrowers or any such Subsidiary thereof to such Person or such Person's Affiliate in connection with such lease; provided that Borrowers may enter into any sale and leaseback of real property, improvements thereon and equipment of Borrowers entered into to finance or refinance the purchase price or construction of such real property, improvements and equipment; provided that the Net Cash Proceeds of each such transaction during any Fiscal Year together with aggregate Net Cash Proceeds from other sales and leasebacks consummated during such Fiscal Year do not exceed 10% of Consolidated Tangible Net Worth as of the end of the Fiscal Quarter immediately preceding such transaction.

               7.7 MERGERS. Merge or consolidate with or into any Person, except:

                      (a) mergers and consolidations of any Subsidiary of RSA into RSA or a Subsidiary thereof (with RSA or its Subsidiary as the surviving entity) or of RSA or any Subsidiary of RSA with each other, provided that RSA and its Subsidiaries have executed such amendments to the Loan Documents as Administrative Agent may reasonably determine are appropriate as a result of such merger; and

                      (b) a merger or consolidation of RSA or any of its Subsidiaries with any other Person, provided that (i) either (A) RSA or its Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrowers or their respective Subsidiaries, as the case may be, and (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom.

               7.8 HOSTILE ACQUISITIONS. Directly or indirectly use the proceeds of any Committed Loan in connection with any Hostile Acquisition.

               7.9 PERMITTED ACQUISITIONS. Make any Acquisition without the prior written consent of Requisite Lenders unless such Acquisition is a Permitted Acquisition.

               7.10 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

               7.11 NET WORTH. Permit Consolidated Net Worth, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the sum of
(a) $500,000,000 plus (b) an amount equal to 50% of the Net Income earned in each Fiscal Quarter ending after September 30, 2001 (with no deduction for a net loss in any such Fiscal Quarter) plus (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of RSA and its Subsidiaries after the Closing Date by reason of the issuance and sale of capital stock of RSA or any Subsidiary thereof (including upon any conversion of debt securities of RSA or any Subsidiary thereof into such capital stock).

               7.12 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than 3.00 to 1.00.

               7.13 LEVERAGE RATIO. Permit the Leverage Ratio at any time to be greater than 3.25 to 1.00.

               7.14 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Borrowers and their respective Subsidiaries, taken as a whole.

               7.15 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of each Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of each Borrower and expressly authorized by a resolution of the board of directors of each Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among each Borrower and its Subsidiaries, and (d) transactions on overall terms at least as favorable to each Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

               7.16 DISTRIBUTIONS. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:

                      (a) Distributions by Subsidiaries of RSA to Borrowers or another Subsidiary of RSA;

                      (b) dividends payable solely in Common Stock or rights to purchase Common Stock; and

                      (c) cash dividends payable to RSA stockholders and purchases, redemptions or other acquisitions of shares of RSA capital stock or warrants, rights or options to acquire any such shares, for cash not exceeding an amount equal to (i) in any Fiscal Year, 25% of Net Income earned in the immediately preceding Fiscal Year, but no more than $3,000,000 in any Fiscal Quarter, or (ii) in any Fiscal Quarter, so long as (x) EBITDA of RSA and its Subsidiaries on a consolidated basis for the immediately preceding Fiscal Quarter was at least $30,000,000 and (y) the Leverage Ratio as of the last day of the immediately preceding Fiscal Quarter was less than 3.00 to 1.00, $3,000,000; provided that if a dividend permitted by this Section 7.16(c) to be paid in any Fiscal Quarter is declared but not paid in such Fiscal Quarter, such dividend may be paid in the immediately following Fiscal Quarter without reducing the amount otherwise permitted by this Section 7.16(c) to be paid in such following Fiscal Quarter; provided further that immediately after giving effect to any such proposed action, no Default or Event of Default would exist.

               7.17 SUBSIDIARIES. Permit at any time the amount of Tangible Assets owned by any Subsidiaries that are not party to the Master Subsidiary Guaranty to exceed $30,000,000.

                                    Section 8
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

               8.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                      (a) Borrowers fail to pay any principal on any of the Loans, or any portion thereof, on the date when due; or

                      (b) Borrowers fail to pay any interest on any of the Committed Loans or Swing Line Loans, or any fees due hereunder, or any portion thereof, within five Business Days after the date when due;

                      (c) Borrowers fail to comply with any of the covenants contained in Section 7; or

                      (d) Borrowers, any of their respective Subsidiaries or any other Borrower Party fails to perform or observe any other covenant or agreement (not specified above) contained in any Loan Document on its part to be performed or observed and such failure continues for a period of 30 days; or

                      (e) Any representation or warranty of Borrowers or any of their respective Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrowers or such Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of Lenders; or

                      (f) Borrowers or any of their respective Subsidiaries (i) fail to make any payment in respect of any Indebtedness having an aggregate principal amount of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause or to permit (A) the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to declare such Indebtedness to be due and payable prior to its stated maturity, or (B) any Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or

                      (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of Lenders; or any Borrower Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                      (h) A final judgment against either Borrower or any of their respective Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for 30 calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

                      (i) Either Borrower or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

                      (j) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) Borrowers or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

                      (k) There occurs any Change of Control.

               8.2 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, Administrative Agent shall, at the request of, or may, with the consent of, the Requisite Lenders,

                      (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to make Letter of Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers;

                      (c) require that Borrowers Cash Collateralize the Letter of Credit Usage (in an amount equal to the then Outstanding Amount thereof); and

                      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(i) of Section 8.1, the obligation of each Lender to make Loans and any obligation of the Issuing Lender to make Letter of Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrowers to Cash Collateralize the Letter of Credit Usage as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

                                    Section 9
                              ADMINISTRATIVE AGENT

               9.1 APPOINTMENT AND AUTHORIZATION; "ADMINISTRATIVE AGENT".

                      (a) Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                      (b) The Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this
Section 9 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 9, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

               9.2 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

               9.3 LIABILITY OF ADMINISTRATIVE AGENT. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrowers or any Subsidiary or Affiliate of Borrowers, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of each Borrower or any of such Borrowers' Subsidiaries or Affiliates.

               9.4 RELIANCE BY ADMINISTRATIVE AGENT.

                      (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless the Requisite Lenders otherwise determine, Administrative Agent shall, and in all other instances Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

                      (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to Lender.

               9.5 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Lenders in accordance with Section 8; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders, except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Requisite Lenders, or all of the Lenders, as the case may be.

               9.6 CREDIT DECISION. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any review of the affairs of Borrowers and their respective Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and their respective Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers which may come into the possession of any of Administrative Agent-Related Persons.

               9.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.


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

               9.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their respective Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or the Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of Borrowers or such Subsidiary) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or the Issuing Lender.

               9.9 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrowers. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrowers, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.3 and
10.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of the Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

               9.10 OTHER AGENTS. Any Lender identified on the facing page or signature pages of this Agreement as a "syndication agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, any Lender so identified shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


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

                                   Section 10
                                  MISCELLANEOUS

               10.1 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               10.2 AMENDMENTS; CONSENTS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrowers or any other Borrower Party therefrom, shall be effective unless in writing signed by the Requisite Lenders and Borrowers or the applicable Borrower Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of Lenders directly affected thereby and by Borrowers, and acknowledged by Administrative Agent, do any of the following:

                      (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2), except for any such extension or increase made in accordance with Section 2.12 or Section 2.14, respectively;

                      (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document;

                      (c) reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Requisite Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of Borrowers to pay interest at the Default Rate;

                      (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and Letter of Credit Usage which is required for Lenders or any of them to take any action hereunder;

                      (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any change resulting from Section 2.14 or Section 10.7); or

                      (f) amend this Section, or any provision herein providing for consent or other action by all Lenders;


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

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Requisite Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Requisite Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Requisite Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section
2.12 or Section 2.14) without the consent of such Lender.

               10.3 ATTORNEY COSTS, EXPENSES AND TAXES. Borrowers agree (a) to pay or reimburse Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

               10.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrowers or any Affiliate of Borrowers. Each Lender's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. After the Closing Date of this Agreement, if any Lender merges or consolidates with another Lender, the respective


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

Commitments of such Lenders shall be aggregated and become the obligation of surviving Lender.

               10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

               10.6 NOTICES.

                      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.6; or, in the case of Borrowers, Administrative Agent, the Issuing Lender or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to Borrowers, Administrative Agent, the Issuing Lender and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (C) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Administrative Agent, the Issuing Lender and the Swing Line Lender pursuant to Section 2 or Section 9 shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.6, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

                      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Borrower Parties, Administrative Agent and Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.


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

                      (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                      (d) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrowers, which are believed to be genuine and correct, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify each Administrative Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrowers. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

               10.7 BINDING EFFECT; ASSIGNMENT.

                      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                      (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Usage and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption (attached hereto as Exhibit D) with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans, and
(iii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.


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

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1 through 3.3 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                      (c) Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Usage owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrowers, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                      (d) Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to any Person (other than a natural person or Borrowers or any of Borrowers' Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letter of Credit Usage and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Master Subsidiary Guaranty. Subject to subsection (e) of this Section, Borrowers agree that each


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

Participant shall be entitled to the benefits of Sections 3.1 through 3.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender.

                      (e) A Participant shall not be entitled to receive any greater payment under Sections 3.1 through 3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with Section
10.19 as though it were a Lender.

                      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                      (g) As used herein, the following terms have the following meanings:

                      "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate
               of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, the Issuing Lender and the Swing Line Lender, and (ii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (B) an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrowers or any of Borrowers' Affiliates or Subsidiaries; provided further that, unless an Event of Default has occurred and is continuing, an Eligible Assignee under clause (d) above shall have a minimum of $100,000,000 of combined capital and surplus.

                      "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                      "APPROVED FUND" means any Fund that is administered or
               managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                      (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to Borrowers and Lenders, resign as Issuing Lender and/or (ii) upon five Business Days' notice to Borrowers, terminate the Swing Line. In


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

the event of any such resignation as Issuing Lender or termination of the Swing Line, Borrowers shall be entitled to appoint from among Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by Borrowers to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or the termination of the Swing Line, as the case may be. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all Letter of Credit Usage with respect thereto (including the right to require Lenders to make Base Rate Loans or fund participations in unreimbursed amounts pursuant to Sections 2.2 and 2.4). If Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Base Rate Committed Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.3.

                      (i) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Borrowers, the option to provide to Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of an Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.7, any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

               10.8 SET-OFF. In addition to any rights and remedies of Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is


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

authorized at any time and from time to time, without prior notice to Borrowers or any other Borrower Party, any such notice being waived by Borrowers (on their own behalf and on behalf of each Borrower Party) to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Borrower Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrowers and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

               10.9 SHARING OF PAYMENTS. Each Lender severally agrees that if it, through the exercise of any right of set-off, banker's lien or counterclaim against Borrowers, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender receives through any means in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) Lender exercising the right of set-off, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of set-off, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of set-off, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of set-off, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrowers or any Person claiming through or succeeding to the rights of Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of set-off, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

               10.10 INDEMNIFICATION BY BORROWERS. Whether or not the transactions contemplated hereby are consummated, Borrowers shall indemnify and hold harmless each Administrative Agent-Related Person, Arranger, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively, the

"INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitees. The agreements in this Section shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.10 shall be payable within ten Business Days after demand therefor.

               10.11 NONLIABILITY OF LENDERS. Borrowers acknowledge and agree that:

                      (a) Any inspections of any Property of Borrowers made by or through Administrative Agent or Lenders are for purposes of administration of the Loan only and Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                      (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

                      (c) The relationship between Borrowers and Administrative Agent and Lenders, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrowers or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrowers or their Affiliates, or to owe any fiduciary duty to Borrowers or their Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrowers or their Affiliates of any matter in connection with its Property or the operations of Borrowers or their Affiliates; Borrowers and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrowers nor any other Person is entitled to rely thereon; and

                      (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrowers and/or their Affiliates and Borrowers hereby indemnify and hold Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

               10.12 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrowers, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.7 and 10.10, no other Person shall have any rights of any nature hereunder or by reason hereof.

               10.13 CONFIDENTIALITY. Each of Administrative Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrowers; (g) with the consent of Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrowers; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Extensions of Credit. For the purposes of this Section, "INFORMATION" means all information received from or made available by Borrowers relating to Borrowers or their business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrowers; provided that, in the case of information received from Borrowers after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               10.14 PAYMENTS SET ASIDE. To the extent that Borrowers make a payment to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

               10.15 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

               10.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10.17 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

               10.18 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which Borrowers are a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All obligations of Borrowers hereunder and under the other Loan Documents shall be joint and several.

               10.19 TAX FORMS.

                      (a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrowers pursuant to this Agreement) or such other evidence satisfactory to Borrowers and Administrative Agent that such Person is entitled to an exemption from, or reduction of, United States withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Borrowers pursuant to this Agreement, (ii) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                      (b) Upon the request of Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

                      (c) If any Governmental Authority asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of Administrative Agent.

               10.20 FURTHER ASSURANCES. Borrowers and their respective Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do such further acts and execute and deliver such further documents as any Lender or Administrative Agent from time to time reasonably requires to assure and confirm the rights hereby created or intended to carry out the intention or to facilitate the performance of the terms of any Loan Document.

               10.21 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

               10.22 GOVERNING LAW.

                      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWERS, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWERS, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWERS, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL

SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

               10.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               10.24 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

               10.25 PURPORTED ORAL AMENDMENTS. BORROWERS EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 10.2. BORROWERS AGREE THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 10.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

               10.26 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

               10.27 SURETYSHIP WAIVERS. In the event that either Borrower is deemed to be a guarantor or a surety with respect to the Obligations under this Agreement, then such Borrower shall be deemed to have agreed to the provisions of Sections 7 and 8 of the Master Subsidiary Guaranty.



                  [remainder of page left intentionally blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.


                                        RELIANCE STEEL & ALUMINUM CO.,
                                        a California corporation

                                        By: /s/ DAVID H. HANNAH
                                           -------------------------------------
                                        Name: David H. Hannah
                                        Title: President and Chief Executive
                                        Officer

                                        By: /s/ KARLA MCDOWELL
                                           -------------------------------------
                                        Name: Karla McDowell
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        RSAC MANAGEMENT CORP.,
                                        a California corporation

                                        By: /s/ DAVID H. HANNAH
                                           -------------------------------------
                                        Name:  David H. Hannah
                                        Title: President and Chief Executive
                                               Officer

                                        By: /s/ KARLA MCDOWELL
                                           -------------------------------------
                                        Name:  Karla McDowell
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By: /s/ KEN PURO
                                           -------------------------------------
                                        Name:  Ken Puro
                                        Title: Vice President

                                        BANK OF AMERICA, N.A.,
                                        as Issuing Lender and a Lender

                                        By: /s/ PAUL F. SUTHERLEN
                                           -------------------------------------
                                        Name:  Paul F. Sutherlen
                                        Title: Senior Vice President

                                        FIRST UNION NATIONAL BANK,
                                        as Syndication Agent and as a Lender



                                        By: /s/ SHAWN C. YOUNG
                                           -------------------------------------
                                        Name:  Shawn C. Young
                                             -----------------------------------
                                        Title: Assistant Vice President
                                              ----------------------------------

                                        THE CHASE MANHATTAN BANK,
                                        as a Lender

                                        By: /s/ JAMES H. RAMAGE
                                           -------------------------------------
                                        Name:  James H. Ramage
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------

                                        UNION BANK OF CALIFORNIA, N.A.,
                                        as a Lender

                                        By: /s/ GAIL BOYLE
                                           -------------------------------------
                                        Name:  Gail Boyle
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        COMERICA WEST INCORPORATED,
                                        as a Lender

                                        By: /s/ ELISE WALKER
                                           -------------------------------------
                                        Name: Elise Walker
                                             -----------------------------------
                                        Title: Assistant Vice President
                                              ----------------------------------

                                         CREDIT SUISSE FIRST BOSTON,
                                         as a Lender

                                         By: /s/ BILL O'DALY
                                           -------------------------------------
                                         Name:  Bill O'Daly
                                              ----------------------------------
                                         Title: Vice President
                                              ----------------------------------

                                         By:    /s/ CASSANDRA DROOGAN
                                           -------------------------------------
                                         Name:  Cassandra Droogan
                                              ----------------------------------
                                         Title: Assistant Vice President
                                               ---------------------------------

                                         THE NORTHERN TRUST COMPANY,
                                         as a Lender

                                         By:    /s/ STEVEN W. RYAN
                                           -------------------------------------
                                         Name:  Steven W. Ryan
                                             -----------------------------------
                                         Title: Vice President
                                               ---------------------------------

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as a Lender

                                        By:    /s/ SCOTT J. BELL
                                           -------------------------------------
                                        Name:  Scott J. Bell
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                        as a Lender

                                        By: /s/ VICENTE L. TIMIRAOS
                                           -------------------------------------
                                        Name: Vicente L. Timiraos
                                             -----------------------------------
                                        Title: Joint General Manager
                                              ----------------------------------

                                                                       EXHIBIT A

                         REQUEST FOR EXTENSION OF CREDIT

                                                        Date:___________________


To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement dated as of October 24, 2001, among Reliance Steel & Aluminum Co., a California corporation ("RSA"), RSAC Management Corp., a California corporation ("RSAC MANAGEMENT", and together with RSA, joint and severally, "BORROWERS" and individually, a "BORROWER"), the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Lender (as extended, renewed, amended or restated from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined).

        The undersigned hereby request (select one):

        _______ A Borrowing of Loans

        _______ A Conversion or Continuation of Loans

        1. On ____________________,

        2. In the amount of $___________________.

        3. Comprised of ______________________.
                       [type of Loan requested]

        4. If applicable: with an Interest Period of _____ months/days.

        The foregoing request complies with the requirements of Section 2.1 of the Agreement. The undersigned, jointly and severally, hereby certify that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

                (a) the representations and warranties of each Borrower contained in Section 5 of the Agreement are true and correct in all material respects as though made on and as of the above date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and

                (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.


                                        RELIANCE STEEL & ALUMINUM CO.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        RSAC MANAGEMENT CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT B

                             COMPLIANCE CERTIFICATE

                                                     Financial
                                                Statement Date:_________________

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement dated as of October 24, 2001, among Reliance Steel & Aluminum Co., a California corporation ("RSA"), RSAC Management Corp., a California corporation ("RSAC MANAGEMENT", and together with RSA, jointly and severally, "BORROWERS" and individually, a "BORROWER"), the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Lender (as extended, renewed, amended or restated from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined).

        The undersigned, a Responsible Officer of each Borrower, hereby certify as of the date hereof that they are authorized to execute and deliver this Certificate to Administrative Agent on the behalf of each Borrower, and that:

        1. Attached as Schedule 1 hereto are either (a) the financial statements required under Section 6.1(a) of the Agreement as of the above date, with the required opinion of an independent auditor or (b) the financial statements required under Section 6.1(b) of the Agreement as of the above date.

        2. The undersigned have reviewed and are familiar with the terms of the Agreement and have made, or have caused to be made under their supervision, a detailed review of the transactions and conditions (financial or otherwise) of each Borrower during the accounting period covered by the attached financial statements.

        3. To the best of each of the undersigned's knowledge, each Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by each Borrower, and the undersigned has no knowledge of any Default or Event of Default.

        4. The attached Schedule 2 set forth the calculation of the financial covenants provided in Sections 7.11 through 7.13, inclusive, of the Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, _______.


                                        RELIANCE STEEL & ALUMINUM CO.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        RSAC MANAGEMENT CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                     Date:__________________
                                                     For the Fiscal Quarter/Year
                                                     ended _________________

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

Section 7.11; Net Worth

    NET WORTH

        Total consolidated assets:                                   $__________
               minus

        Total consolidated liabilities:                              $__________

               equals                                                $
                                                                      ==========

    MINIMUM REQUIRED:
        the sum of -
           base amount:                                              $   500,000
               plus

           0.50 times quarterly Net Income
           earned after September 30, 2001 (without
           deductions for losses):                                   $__________
               plus

           increase(s) in Shareholders' Equity

           after Closing Date:                                       $__________

               equals                                                $
                                                                      ==========


Section 7.12; Interest Coverage Ratio

    INTEREST COVERAGE RATIO
        EBIT (rolling four quarter basis)
        the sum of -
           Net Income:                                               $__________
               plus

           non-operating/non-recurring loss:                         $__________
               minus

           non-operating/non-recurring gain:                         $__________
               plus

           Interest Expense:                                         $__________
               plus

           federal/state income taxes:                               $__________
               plus

           Cash dividends received from 50% owned
           companies/joint ventures                                 $___________
               minus

           equity in 50% owned companies/joint venture:             $___________
               total                                                $___________


        divided by

           Interest Expense (as of last day of
           determination period):                                   $___________

               equals (expressed as a ratio)                        ____ to 1.00

    MINIMUM REQUIRED:                                               3.00 to 1.00


    Section 7.13; Leverage Ratio

        Funded Debt on the last day
        of the Fiscal Quarter:                                      $___________

        divided by:

           EBITDA (rolling four quarter basis)                      $___________
               --  excluding Acquisition(s)
               --  including Acquisition(s) with
                   audited financials submitted

               equals (expressed as a ratio)                        ____ to 1.00

    MAXIMUM PERMITTED:                                              3.25 to 1.00

                                                                       EXHIBIT C

                           FORM OF COMMITTED LOAN NOTE

$_____________________                                          October 24, 2001


        FOR VALUE RECEIVED, the undersigned ("BORROWERS"), hereby, jointly and severally, promise to pay to the order of ___________________________("LENDER"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of $[_____], or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrowers to Lender on such Maturity Date under that certain Credit Agreement dated as of October 24, 2001, among Borrowers, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Lender (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT;" the terms defined therein being used herein as therein defined).

        Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

        All payments of principal and interest shall be made to Administrative Agent for the account of Lender in United States dollars in immediately available funds at Administrative Agent's Office.

        If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

        This Note is one of the "Committed Loan Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events.

        Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        Borrowers, jointly and severally, agree to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


                                        RELIANCE STEEL & ALUMINUM CO.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        RSAC MANAGEMENT CORP.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT D

                        FORM OF ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued), suits, causes of action and any other right of the Assignor against any other Person) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:              ______________________________

2.    Assignee:              ______________________________ [and is an
                             Affiliate/Approved Fund of [identify Lender]]

3.    Borrowers:             Reliance Steel & Aluminum Co., a California
                             corporation and RSAC Management Corp., a California corporation

4.    Administrative Agent:  Bank of America, N.A., as administrative agent under the Credit Agreement

5.    Credit Agreement:      The Credit Agreement, dated as of October 24, 2001,
                             among Reliance Steel & Aluminum Co., RSAC
                             Management Corp., Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6.    Assigned Interest:

---------------------------------------------------------------------------------------------------
                                 Aggregate
                                 Amount of                 Amount of              Percentage
                              Commitment/Loans         Commitment/Loans          Assigned of
   Facility Assigned          For all Lenders*             Assigned*         Commitment/Loans(1)
---------------------------------------------------------------------------------------------------
                                  $                         $                       $
---------------------------------------------------------------------------------------------------
                                  $                         $                       $
---------------------------------------------------------------------------------------------------
                                  $                         $                       $
---------------------------------------------------------------------------------------------------

[7.   Trade Date:   __________________](3)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:


                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
   -----------------------------------
      Name:
      Title:


--------

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

        1. REPRESENTATIONS AND WARRANTIES.

        1.1. ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        1.3 ASSIGNEE'S ADDRESS FOR NOTICES, ETC. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

        2. PAYMENTS. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

                                         SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                                                       EXHIBIT E

                           MASTER SUBSIDIARY GUARANTY

        This MASTER SUBSIDIARY GUARANTY (this "GUARANTY"), dated as of October 24, 2001 is made by the undersigned entities identified as "GUARANTORS" on
Schedule 5.16 of the Credit Agreement referred to below, the entities becoming a party hereto pursuant to Section 16 below, in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent for Lenders ("ADMINISTRATIVE AGENT").

                                    RECITALS

        A. Pursuant to that certain Credit Agreement dated as of October 24, 2001 (as from time to time amended, extended, further restated, modified or supplemented, the "CREDIT AGREEMENT"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Reliance Steel & Aluminum Co. ("RSA"), RSAC Management Corp., a California corporation ("RSAC MANAGEMENT", and together with RSA, jointly and severally, "BORROWERS" and individually, a "BORROWER"), the lenders named therein ("LENDERS"), and Bank of America, N.A., as Administrative Agent, Lenders agreed to extend credit facilities to Borrowers on the terms and conditions set forth therein.

        B. The Credit Agreement provides, as a condition precedent to Lenders' obligations to continue extending credit facilities to Borrowers, that the Guarantors shall each execute and deliver this Guaranty in favor of Administrative Agent for the ratable benefit of Lenders.

        C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities, and as the result of the execution of this Guaranty.

                                    AGREEMENT

        NOW, THEREFORE, in order to induce Lenders to continue extending credit facilities to Borrowers, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

        1. DEFINITIONS.

        "CREDIT AGREEMENT" means that certain Credit Agreement referred to in Recital A above. This Guaranty is the Guaranty referred to in the Credit Agreement and is one of the Loan Documents. The following terms, as used herein, shall have the meanings respectively set forth after each:

        "GUARANTIED OBLIGATIONS" means all obligations of Borrowers, and either of them, under the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or absolute, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrowers, a Guarantor or any other Person.

        2. GUARANTY OF GUARANTIED OBLIGATIONS. (a) Guarantors, jointly and severally, irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)).

        Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

        Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrowers (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Administrative Agent that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrowers of any portion of such Guarantied Obligations.

        In the event that all or any portion of the Guarantied Obligations is paid by Borrowers, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Administrative Agent or any other Lender as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

        Subject to the other provisions of this Section 2, upon the failure of Borrowers to pay any of the Guarantied Obligations when and as the same shall become due (after giving effect to any applicable grace periods), each Guarantor will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Lenders, an amount equal to the aggregate of the unpaid Guarantied Obligations.

        (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section

548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrowers or other affiliates of Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

        (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 2(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Administrative Agent for the ratable benefit of Lenders.

        3. NATURE OF GUARANTY. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not a guaranty of collection.

        4. RELATIONSHIP TO OTHER AGREEMENTS. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

        5. SUBORDINATION OF INDEBTEDNESS OF BORROWERS TO A GUARANTOR TO THE GUARANTIED OBLIGATIONS. Each Guarantor agrees that:

                (a) Any indebtedness of Borrowers now or hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

                (b) If any Lender so requests, any such indebtedness of Borrowers now or hereafter owed to any Guarantor shall be collected, enforced and received by Guarantor as trustee for Lenders and shall be paid over to Administrative Agent in kind on account of the Guarantied Obligations.

        6. STATUTE OF LIMITATIONS AND OTHER LAWS. Until the Guarantied Obligations shall have been paid and performed in full, all of the rights, privileges, powers and remedies granted to Lenders hereunder shall continue to exist and may be exercised by Lenders at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

        7. WAIVERS AND CONSENTS. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Administrative Agent may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold security or additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lenders in their sole and absolute discretion may determine; (g) release any Person from any liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lenders or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrowers, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

        Upon the occurrence and during the continuance of any Event of Default, Lenders may enforce this Guaranty independently of any other remedy or security Lenders at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for Lenders to marshal assets in favor of Borrowers, any Guarantor or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require Lenders to marshal assets in favor of Borrowers, any Guarantor or any other Person or to proceed against Borrowers, any Guarantor or any collateral provided by any Person, and agrees that Lenders may proceed against Borrowers, any Guarantor and/or any collateral in such order as Lenders shall determine in their sole and absolute discretion. Lenders may file a separate action or actions against Borrowers and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any action or actions. Each Guarantor agrees that Lenders and any Borrower Party may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the enforceability of this Guaranty. Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lenders upon the bankruptcy, insolvency or reorganization of Borrowers or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lenders created or granted herein and the enforceability of this Guaranty with respect to each Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor or surety and whether or not Borrowers shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrowers with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrowers or any other guarantor (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lenders to marshal assets in favor of Borrowers or any other Person, (e) any failure of Lenders to give notice of sale or other disposition of any collateral to Borrowers, any Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral, (f) any failure of Lenders to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligations, including, without limitation, any failure of Lenders to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation,
(g) any act or omission of Lenders or others that directly or indirectly results in or aids the discharge or release of Borrowers or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be large in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lenders, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,
(n) the avoidance
of any lien in favor of Lenders for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereof) in or as a result of any such proceeding, (p) any rights and defenses that are or may become available to any Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, or (q) any action taken by Lenders that is authorized by this Section 7 or any other provision of any Loan Document. Until such time, if any, as all of the Guarantied Obligations have been paid and performed in full and no commitment to advance funds to Borrowers remains in effect, no Guarantor shall have any rights of subrogation, contribution, reimbursement or indemnity with respect to Borrowers, any other Guarantor or any other Person liable for any portion of the Guarantied Obligations, and until such time, each Guarantor expressly waives any right to enforce any remedy that Lenders now have or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Lenders. Each Guarantor expressly waives all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Guarantied Obligations.

        8. CONDITION OF BORROWER PARTIES. Each Guarantor represents and warrants to Lenders that it has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrowers and their properties on a continuing basis, and that such Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrowers and their properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Lenders (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrowers or their properties, whether now known or hereafter known by Lenders during the life of this Guaranty. With respect to any of the Guarantied Obligations, Lenders need not inquire into the powers of Borrowers or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guarantied hereby.

        9. LIENS ON REAL PROPERTY. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Guarantor authorizes Lenders, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any liens of Lenders on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor understands and acknowledges that if Administrative Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that any Guarantor may have to seek reimbursement, contribution or indemnification from

Borrowers or others based on any right any Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by any Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of any Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that each Guarantor will be fully liable under this Guaranty even though Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness; (ii) agrees that each Guarantor will not assert that defense in any action or proceeding which any Lender may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by each Guarantor in this Guaranty include any right or defense that any Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Lenders are relying on this waiver in creating the indebtedness, and that this waiver is a material part of the consideration which Lenders are receiving for creating the indebtedness.

        10. COSTS AND EXPENSES. Each Guarantor agrees to pay to Administrative Agent all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, and costs allocated to in-house counsel) incurred by Lenders in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Lenders in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Administrative Agent by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Credit Agreement.

        11. CONSTRUCTION OF THIS GUARANTY. This Guaranty is intended to give rise to absolute and unconditional obligations on the part of each Guarantor; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the contrary, this Guaranty shall be construed strictly in favor of Lenders in order to accomplish its stated purpose.

        12. LIABILITY. The liability of each Guarantor hereunder is several and is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any Guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

        13. ADDITIONAL GUARANTORS. From time to time entities which become Material Domestic Subsidiaries of Borrowers may become a Guarantor by executing and delivering (i) a Certificate Regarding Additional Guarantors substantially in the form of Exhibit A attached hereto (the "GUARANTOR CERTIFICATE") and (ii) a Certificate of Secretary substantially in the form of Exhibit B attached hereto (the "SECRETARY'S CERTIFICATE FOR GUARANTOR" and together with the Guarantor Certificate, the "ADDITIONAL GUARANTOR DOCUMENTS"). Upon Administrative Agent's receipt of the Additional Guarantor Documents, this Guaranty shall be deemed amended to include such additional Person as a Guarantor and such Person shall become a party hereto as though a signatory hereto, with no amendment or further action required hereunder and, thereafter, all references to Guarantor shall include such additional Person.

        14. AMENDMENT OR WAIVER OF GUARANTY; INCORPORATED TERMS. No amendment or waiver of any provision of this Guaranty, and no consent with respect to any departure by Guarantors shall be effective unless the same shall be in writing and signed by Administrative Agent at the written request of Lenders and Guarantors and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Sections 10.12, 10.13, 10.16, 10.17, 10.20, 10.21 and
10.22 of the Credit Agreement are hereby incorporated herein by reference as though fully set forth fully herein.



                  [Remainder of page left intentionally blank]

               IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

                                        MATERIAL DOMESTIC SUBSIDIARIES:

                                        ALLEGHENY STEEL DISTRIBUTORS, INC.
                                        ALUMINUM AND STAINLESS, INC.
                                        AMI METALS, INC.
                                        CCC STEEL, INC.
                                        CHATHAM STEEL CORPORATION
                                        DURRETT SHEPPARD STEEL CO., INC.
                                        PHOENIX CORPORATION
                                        UNITED ALLOYS AIRCRAFT METALS, INC.
                                        PDM STEEL SERVICE CENTERS, INC.
                                        TOMA METALS, INC.
                                        VIKING MATERIALS, INC.

                                        By:
                                           -------------------------------------
                                           Name:  Karla McDowell
                                           Title: Vice President and Secretary
                                                  of each of the foregoing

                                        AMERICAN METALS CORPORATION
                                        LIEBOVICH BROS., INC.
                                        HAGERTY STEEL & ALUMINUM COMPANY
                                        LIEBOVICH STEEL & ALUMINUM COMPANY
                                        GENERAL STEEL CORPORATION
                                        SISKIN STEEL & SUPPLY COMPANY, INC.

                                        By:
                                           -------------------------------------
                                           Name:  Karla McDowell
                                           Title: Vice President and Secretary
                                                  of each of the foregoing

                                        LUSK METALS

                                        SERVICE STEEL AEROSPACE CORP.
                                        VALEX CORP.

                                        By:
                                           -------------------------------------
                                           Name:  Karla McDowell
                                           Title: Vice President and Secretary
                                                  of each of the foregoing

ACKNOWLEDGED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                     EXHIBIT A TO MASTER SUBSIDIARY GUARANTY

                   CERTIFICATE REGARDING ADDITIONAL GUARANTORS

                                                       Dated: ____________, ____


        Reference is made to that certain Master Subsidiary Guaranty dated as of October 24, 2001, as amended (the "GUARANTY"), by and among the Guarantors from time to time party thereto in favor of Bank of America, N.A., as Administrative Agent for Lenders. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Guaranty and the Credit Agreement referred to therein.

        ______________, a Material Domestic Subsidiary of
_______________________, ("MATERIAL DOMESTIC SUBSIDIARY") hereby elects to become a Guarantor under the Guaranty, and agrees to be bound by all the terms and conditions applicable to a Guarantor thereunder as of the date hereof.

        The undersigned Material Domestic Subsidiary hereby represents and warrants that the execution, delivery and performance of any Loan Documents to which it is to be a party will not violate any law, decree or judgment applicable to the undersigned, except as will not have a Material Adverse Effect.

        This Certificate Regarding Additional Guarantors is executed by the parties hereto as of the date first written above.


                                        [______________], as a Material Domestic
                                        Subsidiary and a Guarantor

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

ACKNOWLEDGED:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                     EXHIBIT B TO MASTER SUBSIDIARY GUARANTY

                            CERTIFICATE OF SECRETARY

                                       OF

                     [NAME OF MATERIAL DOMESTIC SUBSIDIARY]

        The undersigned does hereby certify as of [Date] that he/she is the duly elected and acting Secretary of [Name of Material Domestic Subsidiary], a [State] corporation (the "COMPANY"), and that:

        1. Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of [State] (the "SECRETARY OF STATE") on the date indicated on such certification, and all amendments to such Articles of Incorporation on file with the Secretary of State as of the date hereof.

        2. Attached hereto as Exhibit B is a true, correct and complete copy of the duly adopted Bylaws of the Company, and any amendments thereto, and such Bylaws are in full force and effect on the date hereof.

        3. Attached hereto as Exhibit C is a true, correct and complete copy of resolutions duly adopted as of [Date] by the Board of Directors of the Company authorizing the execution and delivery of the Master Subsidiary Guaranty to which it is a party. Said resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect on the date hereto.

        4. The authorized officers listed in Exhibit D are duly elected, qualified and acting officers of the Company holding the office(s) listed opposite their respective names, and set forth opposite each person's name is such person's genuine signature. Such persons are authorized to sign, on behalf of the Company, all documents referred to in the resolutions attached hereto as Exhibit D.

        IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand as of the date first written above.


                                        ----------------------------------------
                                        Secretary

                                                                       EXHIBIT F

                               OPINION OF COUNSEL

                                                                    SCHEDULE 2.1

                                   COMMITMENTS
                               AND PRO RATA SHARES

             LENDER                         COMMITMENT                    PRO RATA SHARE
             ------                        -----------                    --------------
Bank of America, N.A.                      $75,000,000                    22.388059701%

First Union National Bank                  $65,000,000                    19.402985075%

Credit Suisse First Boston                 $40,000,000                    11.940298507%

U.S. Bank National Association             $40,000,000                    11.940298507%

The Chase Manhattan Bank                   $40,000,000                    11.940298507%

Union Bank of California, N.A.             $30,000,000                     8.955223881%

Comerica West Incorporated                 $20,000,000                     5.970149254%

The Northern Trust Company                 $15,000,000                     4.477611940%

The Industrial Bank of Japan,              $10,000,000                     2.985074627%
Limited
---------------------------------------------------------------------------------------
                           TOTAL           $335,000,000                         100.00%



                                 Schedule 2.1-1

                                                                    SCHEDULE 5.5

                               CERTAIN LITIGATION



                                 Schedule 5.5-1

                                                                    SCHEDULE 5.9

                       EXISTING LIENS AND NEGATIVE PLEDGES




                                 Schedule 5.9-1

                                                                   SCHEDULE 5.16

                                  SUBSIDIARIES

                                                                              # of Shares
           Jurisdiction             Form of               # of Shares         Owned and
Name       of Organization          Legal Entity          Outstanding         By Whom
----       ---------------          ------------          -----------         -----------



                                 Schedule 5.16-1

                                                                    SCHEDULE 7.2

                                   INVESTMENTS



                                 Schedule 7.2-1

                                                                    SCHEDULE 7.3



                              EXISTING INDEBTEDNESS


                                 Schedule 7.3-1

                                                                   SCHEDULE 10.6

                    EURODOLLAR AND DOMESTIC LENDING OFFICES,

                              ADDRESSES FOR NOTICES

RELIANCE STEEL & ALUMINUM CO.,

AS BORROWER

Address for Notices:

Reliance Steel & Aluminum Co.
350 S. Grand Avenue, Suite 5100
Los Angeles, California  90071
Attention:     Karla McDowell
               Senior Vice President & Chief Financial Officer
Telephone:     213-576-2472
Facsimile:     213-687-8792
E-mail:        kmcdowell@rsac.com


RSAC MANAGEMENT CORP.,
AS BORROWER

Address for Notices:

RSAC Management Corp.
350 S. Grand Avenue, Suite 5100
Los Angeles, California  90071
Attention:     Kay Rustand
               Vice President & General Counsel
Telephone:     213-576-2467
Facsimile:     213-687-8792
E-mail:        krustand@rsac.com

BANK OF AMERICA, N.A.,

AS ADMINISTRATIVE AGENT

Notices (other than Requests for Extensions of Credit):

Bank of America, N.A.
800 Fifth Avenue, Floor 37
Seattle, WA 98104
Mail Code:  WA1-501-37-20
Attention:  Ken Puro



                                 Schedule 10.6-1

Telephone:     206-358-0138
Facsimile:     206-358-0971
E-mail:        ken.puro@bankofamerica.com

Requests for Extensions of Credit:

Bank of America, N.A.
1850 Gateway Boulevard
Concord, CA 94520
Mail Code:  CA4-706-05-09
Attention:     Arthur R. Gonzales
Telephone:     925-675-8368
Facsimile:     888-969-2419
E-mail:        arthur.r.gonzales@bankofamerica.com

Payments:

Bank of America, N.A.
Dallas, TX
ABA No.        111000012
Acct No:       3750836479
Acct Name:     Credit Services
Reference:     Reliance Steel

BANK OF AMERICA, N.A., AS ISSUING LENDER

Address for Notices:

Bank of America, N.A.
Trade Operations-Los Angeles #226521
333 S. Beaudry Ave., 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:     Sandra W. Leon
               Vice President
Telephone:     (213) 345-5231
Facsimile:     (213) 345-6694
E-mail:        sandra.leon@bankofamerica.com



                                 Schedule 10.6-2

FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT
AND AS A LENDER

Domestic and Eurodollar Lending Office:

201 South College Street CP 17
Charlotte, NC  28288-1183
Attention:     Lisa White
Telephone:     (704) 374-4426
Facsimile:     (704) 374-2802
E-mail:        lisa.white@wachovia.com

Notices (other than Requests for Extensions of Credit):

301 South College Street
Charlotte, NC  28288-0760
Attention:     Jorge Gonzalez

               Senior Vice President
Telephone:     (704) 383-8461
Facsimile:     (704) 715-1117
E-mail:        jorge.a.gonzalez@wachovia.com


BANK OF AMERICA, N.A., AS A LENDER

Domestic and Eurodollar Lending Office:

Bank of America, N.A.
1850 Gateway Boulevard
Concord, CA 94520
Mail Code:     CA4-706-05-09
Attention:     Arthur R. Gonzales
Telephone:     925-675-8368
Facsimile:     888-969-2419
E-mail:        arthur.r.gonzales@bankofamerica.com

Notices (other than Requests for Extensions of Credit):

Bank of America, N.A.
c/o Los Angeles Regional Commercial
  Banking Office #1459
525 South Flower St., Mezzanine
Los Angeles, California  90071
Attention:     Paul F. Sutherlen
               Vice President
Telephone:     (213) 228-5970
Facsimile:     (213) 228-2051


                                 Schedule 10.6-3

E-mail:        paul.sutherlen@bankofamerica.com


THE CHASE MANHATTAN BANK, AS A LENDER

Domestic Office and Eurodollar Lending Office:

1 Chase Manhattan Plaza
New York, New York  10081
Attention:     Sek Chan
               Assistant Treasurer
               Loan Servicing Group
Telephone:     (212) 552-7929
Facsimile:     (212) 552-7490

Notices (other than Requests for Extensions of Credit):

270 Park Ave. 21st Floor
New York, New York  10017
Attention:     James H. Ramage
               Managing Director
               Mining & Metals Group
Telephone:     (212) 270-1373
Facsimile:     (212) 270-4724
E-mail:        james.ramage@chase.com


CREDIT SUISSE FIRST BOSTON, AS A LENDER

Domestic Office and Eurodollar Lending Office:

Eleven Madison Avenue
New York, New York  10010
Attention:     Edward Markowski
Telephone:     (212) 538-3380
Facsimile:     (212) 538-3477
E-mail:        edward.markowski@csfb.com

Notices (other than Requests for Extensions of Credit):

Eleven Madison Avenue
New York, New York  10010
Attention:     William O'Daly
Telephone:     (212) 325-1986
Facsimile:     (212) 325-8314
E-mail:        william.o'daly@csfb.com



                                 Schedule 10.6-4

UNION BANK OF CALIFORNIA, N.A., AS A LENDER

Domestic Office and Eurodollar Lending Office:

1980 Saturn Street
Monterey Park, CA  91755
Attention:     Shirley Davis
Telephone:     (323) 720-2870
Facsimile:     (323) 724-6198

Notices (other than Requests for Extensions of Credit):

445 S. Figueroa St., 10th Floor
Los Angeles, CA  90071
Attention:     Gregory Dubnansky
Telephone:     (213) 236-7014
Facsimile:     (213) 236-7637
E-mail:        gregory.dubnansky@uboc.com

COMERICA WEST INCORPORATED, AS A LENDER

Domestic Office and Eurodollar Lending Office:

3980 Howard Hughes Pkwy
Suite 350
Las Vegas, NV  89109
Attention:     Regina C. McGuire
               Corporate Relationship Administrator
Telephone:     (702) 791-4804
Facsimile:     (702) 791-2371
E-mail:        regina_c_mcguire@comerica.com

Notices (other than Requests for Extensions of Credit):

1920 Mail Street
Suite 1150
Irvine, CA  92614
Attention:     Elise M. Walker
               Corporate Banking Officer
Telephone:     (949) 476-1933
Facsimile:     (949) 476-1222
E-mail:        elise m walker@comerica.com




                                 Schedule 10.6-5

THE NORTHERN TRUST COMPANY, AS A LENDER

Domestic Office and Eurodollar Lending Office:

801 S. Canal
Chicago, IL  60675
Attention:     Carmen Isbell
               Loan Servicing
Telephone:     (312) 557-1725
Facsimile:     (312) 444-3502
E-mail:        ci@ntrs.com

Notices (other than Requests for Extensions of Credit):

50 S. La Salle
Chicago, IL  60675
Attention:     Steven Ryan
               Vice President
Telephone:     (312) 444-3199
Facsimile:     (312) 444-7028
E-mail:        sr59@ntrs.com


U.S BANK NATIONAL ASSOCIATION, AS A LENDER

Domestic Office and Eurodollar Lending Office:

555 S.W. Oak Street
Suite PL-7
Portland, Oregon  97204
Attention:     David D. Richoux
               Participation Specialist
Telephone:     (503) 275-6836
Facsimile:     (503) 275-4600
E-mail:        david.richoux@usbank.com

Notices (other than Requests for Extensions of Credit):

555 S.W. Oak Street
Suite 400
Portland, Oregon  97204
Attention:     Scott J. Bell
               Vice President
Telephone:     (503) 275-4809
Facsimile:     (503) 275-5428
E-mail:        scott.bell@usbank.com



                                 Schedule 10.6-6

THE INDUSTRIAL BANK OF JAPAN, LIMITED, AS A LENDER

Domestic Office and Eurodollar Lending Office:

1251 Avenue of the Americas
New York, New York  10020
Attention:     Nelson Rojas
Telephone:     (212) 282-4064
Facsimile:     (212) 282-4481

Notices (other than Requests for Extensions of Credit):

350 S. Grand Avenue
Suite 1500
Los Angeles, CA  90071
Attention:     Bernardo Correa-Henschke
               Vice President
Telephone:     (213) 893-6427
Facsimile:     (213) 488-9840
E-mail:        bcorrea@ibjla.com



                                 Schedule 10.6-7